                                                                    EXHIBIT 99.1

                        CONSOLIDATED FINANCIAL STATEMENTS
                            OF TEPPCO PARTNERS, L.P.

                          INDEX TO FINANCIAL STATEMENTS



                                                                       PAGE
                                                                       ----

Independent Auditors' Report.....................................       F-1

Consolidated Balance Sheets as of December 31, 2000 and 1999.....       F-2

Consolidated Statements of Income for the years
  ended December 31, 2000, 1999 and 1998.........................       F-3

Consolidated Statements of Cash Flows for the years ended
  December 31, 2000, 1999 and 1998...............................       F-4

Consolidated Statements of Partners' Capital for the years ended
  December 31, 2000, 1999 and 1998...............................       F-5

Notes to Annual Consolidated Financial Statements................       F-6

Consolidated Balance Sheets as of March 31, 2001
  (Unaudited) and December 31, 2000.............................       F-26

Consolidated Statements of Income for the three months
  ended March 31, 2001 and 2000 (Unaudited).....................       F-27

Consolidated Statements of Cash Flows for the three months
  ended March 31, 2001 and 2000 (Unaudited) ....................       F-28

Notes to Quarterly Consolidated Financial Statements
  (Unaudited)...................................................       F-29

                          INDEPENDENT AUDITORS' REPORT

To the Partners of TEPPCO Partners, L.P.:

         We have audited the accompanying consolidated balance sheets of TEPPCO Partners, L.P. as of December 31, 2000 and 1999, and the related consolidated statements of income, partners' capital, and cash flows for each of the years in the three-year period ended December 31, 2000. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TEPPCO Partners, L.P. as of December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.





                                                      /s/ KPMG LLP



Houston, Texas
January 18, 2001, except as
  to Note 17, which is as of
  June 26, 2001

                              TEPPCO PARTNERS, L.P.

                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                           DECEMBER 31,
                                                    ---------------------------
                                                      2000              1999
                                                    ----------       ----------
                      ASSETS
Current assets:
  Cash and cash equivalents.......................  $   27,096       $   32,593
  Accounts receivable, trade......................     303,394          205,766
  Inventories.....................................      24,784           16,766
  Other ..........................................       8,123            7,884
                                                    ----------       ----------
        Total current assets......................     363,397          263,009
                                                    ----------       ----------
Property, plant and equipment,
  at cost (Net of accumulated depreciation
  and amortization of $251,165 and $220,467)......     949,705          720,919
Equity investments................................     241,648               --
Intangible assets.................................      38,388           34,926
Other assets......................................      29,672           22,519
                                                    ----------       ----------
        Total assets..............................  $1,622,810       $1,041,373
                                                    ==========       ==========

        LIABILITIES AND PARTNERS' CAPITAL
Current liabilities:
  Accounts payable and accrued liabilities........  $  293,720       $  201,660
  Accounts payable, general partner...............       6,637            4,741
  Accrued interest................................      18,633           13,297
  Other accrued taxes.............................      10,501            8,822
  Other ..........................................      28,780           14,972
                                                    ----------       ----------
        Total current liabilities.................     358,271          243,492
                                                    ----------       ----------
Senior Notes......................................     389,784          389,753
Other long-term debt..............................     446,000           66,000
Other liabilities and deferred credits............       3,991            3,073
Minority interest.................................       4,296            3,429
Redeemable Class B Units held by related party....     105,411          105,859
Partners' capital:
  General partner's interest......................       1,824              657
  Limited partners' interests.....................     313,233          229,110
                                                    ----------       ----------
        Total partners' capital...................     315,057          229,767
                                                    ----------       ----------
Commitments and contingencies
        Total liabilities and partners' capital...  $1,622,810       $1,041,373
                                                    ==========       ==========

          See accompanying Notes to Consolidated Financial Statements.

                              TEPPCO PARTNERS, L.P.

                        CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)

                                            YEARS ENDED DECEMBER 31,
                                  -------------------------------------------
                                     2000            1999             1998
                                  -----------     -----------     -----------
Operating revenues:
  Sales of crude oil and
    petroleum products .........  $ 2,821,943     $ 1,692,767     $   214,463
  Transportation -- refined
    products ...................      119,331         123,004         119,854
  Transportation -- LPGs .......       73,896          67,701          60,902
  Transportation -- crude
    oil and NGLs ...............       24,533          11,846           3,392
  Mont Belvieu operations ......       13,334          12,849          10,880
  Other ........................       34,904          26,716          20,147
                                  -----------     -----------     -----------
        Total operating
          revenues .............    3,087,941       1,934,883         429,638
                                  -----------     -----------     -----------

Costs and expenses:
  Purchases of crude oil and
    petroleum products .........    2,794,604       1,666,042         212,371
  Operating, general and
    administrative .............      104,918          94,340          73,850
  Operating fuel and power .....       34,655          31,265          27,131
  Depreciation and
    amortization ...............       35,163          32,656          26,938
  Taxes -- other than income
    taxes ......................       10,576          10,490           9,382
                                  -----------     -----------     -----------
        Total costs and expenses    2,979,916       1,834,793         349,672
                                  -----------     -----------     -----------
        Operating income .......      108,025         100,090          79,966
Interest expense ...............      (48,982)        (31,563)        (29,784)
Interest capitalized ...........        4,559           2,133             795
Equity earnings -- Seaway Crude
  Pipeline Company .............       12,214            --              --
Other income -- net ............        2,349           2,196           2,908
                                  -----------     -----------     -----------
        Income before minority
          interest and
          extraordinary
          loss on debt
          extinguishment .......       78,165          72,856          53,885
Minority interest ..............         (789)           (736)           (544)
                                  -----------     -----------     -----------
        Income before
          extraordinary
          loss on debt
          extinguishment .......       77,376          72,120          53,341
Extraordinary loss on debt
  extinguishment, net of
  minority interest.............           --              --         (72,767)
                                  -----------     -----------     -----------
        Net income (loss) ......  $    77,376     $    72,120     $   (19,426)
                                  ===========     ===========     ===========
Net income (loss) allocated to
  Limited Partner Unitholders ..       56,091          55,349         (18,722)
Net income allocated to
  Class B Unitholder ...........        7,385           7,475           1,036
Net income (loss) allocated to
  General Partner ..............       13,900           9,296          (1,740)
                                  -----------     -----------     -----------
        Total net income (loss)
          allocated ............  $    77,376     $    72,120     $   (19,426)
                                  ===========     ===========     ===========
BASIC AND DILUTED INCOME (LOSS)
  PER LIMITED PARTNER AND
  CLASS B UNIT:
        Income before
          extraordinary
          loss on debt
          extinguishment .......  $      1.89     $      1.91     $      1.61
        Extraordinary loss
          on debt
          extinguishment .......         --              --             (2.21)
                                  -----------     -----------     -----------
           Net income (loss) ...  $      1.89     $      1.91     $     (0.60)
                                  ===========     ===========     ===========
Weighted average Limited Partner
  and Class B Units outstanding:       33,594          32,917          29,655

          See accompanying Notes to Consolidated Financial Statements.

                              TEPPCO PARTNERS, L.P.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                               YEARS ENDED DECEMBER 31,
                                     -----------------------------------------
                                        2000           1999           1998
                                     -----------    -----------    -----------
Cash flows from operating
  activities:
  Net income (loss) ...............  $    77,376    $    72,120    $   (19,426)
  Adjustments to reconcile net
    income to cash provided by
    operating activities:
    Depreciation and amortization .       35,163         32,656         26,938
    Extraordinary loss on early
      extinguishment of debt ......           --             --         72,767
    Gain on sale of property,
      plant and  equipment ........           --             --           (356)
    Equity in (income) loss
      of affiliate ................      (10,084)           393            189
    Non-cash portion of
      interest expense ............        2,218            337            270
    Increase in accounts
      receivable ..................      (90,006)       (92,225)       (93,715)
    Decrease (increase) in
      inventories .................       (7,567)         1,037            493
    Decrease (increase) in other
      current assets ..............        1,165         (2,500)           264
    Increase in accounts
      payable and
      accrued expenses ............      106,662         93,317        106,350
    Other .........................       (6,882)        (2,065)          (559)
                                     -----------    -----------    -----------
         Net cash provided by
           operating
           activities .............      108,045        103,070         93,215
                                     -----------    -----------    -----------
Cash flows from investing
  activities:
  Proceeds from cash investments ..        3,475          6,275          3,105
  Purchases of cash investments ...       (2,000)        (3,235)          (748)
  Purchase of ARCO assets .........     (322,640)            --             --
  Purchase of fractionator
    assets and related
    intangible assets .............           --             --        (40,000)
  Purchase of crude oil
    assets and NGL system .........      (99,508)        (2,250)        (1,989)
  Proceeds from the sale of
    property, plant and equipment .           --             --            525
  Investment in Centennial
    Pipeline Company ..............       (5,040)            --             --
  Capital expenditures ............      (68,481)       (77,431)       (23,432)
                                     -----------    -----------    -----------
         Net cash used in
           investing
           activities .............     (494,194)       (76,641)       (62,539)
                                     -----------    -----------    -----------
Cash flows from financing
  activities:
  Principal payment, First
    Mortgage Notes ................           --             --       (326,512)
  Prepayment premium, First
    Mortgage Notes ................           --             --        (70,093)
  Issuance of Senior Notes ........           --             --        389,694
  Debt issuance cost ..............       (7,074)            --         (3,651)
  Proceeds from term and
    revolving credit
    facilities ....................      552,000         33,000         38,000
  Repayments on term and
    revolving credit
    facilities ....................     (172,000)        (5,000)            --
  Issuance of Limited
    Partner Units, net ............       88,158             --             --
  General partner's
    contributions .................        1,799             --          2,122
  Distributions ...................      (82,231)       (69,259)       (56,774)
                                     -----------    -----------    -----------
         Net cash provided by
           (used in) financing
           activities .............      380,652        (41,259)       (27,214)
                                     -----------    -----------    -----------
Net increase (decrease)
  in cash and cash equivalents ....       (5,497)       (14,830)         3,462
Cash and cash equivalents
  at beginning of period ..........       32,593         47,423         43,961
                                     -----------    -----------    -----------
Cash and cash equivalents
  at end of period ................  $    27,096    $    32,593    $    47,423
                                     ===========    ===========    ===========

Non cash investing and
  financing activities:
   Fair value of crude oil
     and NGL systems
     purchased ....................  $        --    $        --    $   109,000
   Liabilities assumed ............           --             --         (5,000)
   Issuance of Class B Units ......           --             --        104,000
Supplemental disclosure of
   cash flows:
   Interest paid during the
     year (net of capitalized
     interest) ....................  $    36,793    $    28,625    $    26,179

          See accompanying Notes to Consolidated Financial Statements.

                              TEPPCO PARTNERS, L.P.

                  CONSOLIDATED STATEMENTS OF PARTNERS' CAPITAL
                                 (IN THOUSANDS)


                                     GENERAL          LIMITED
                                    PARTNER'S        PARTNERS'
                                     INTEREST        INTERESTS         TOTAL
                                   ------------    ------------    ------------
Partners' capital at
  December 31, 1997 .............  $      5,760    $    297,207    $    302,967
  Capital contributions .........         1,051              --           1,051
  1998 net loss allocation ......        (1,740)        (18,722)        (20,462)
  1998 cash distributions .......        (5,451)        (50,750)        (56,201)
  Option exercises, net
    of Unit repurchases .........            --            (169)           (169)
                                   ------------    ------------    ------------
Partners' capital (deficit)
  at December 31, 1998 ..........          (380)        227,566         227,186
  1999 net income allocation ....         9,296          55,349          64,645
  1999 cash distributions .......        (8,259)        (53,650)        (61,909)
  Option exercises, net of
    Unit repurchases ............           --             (155)           (155)
                                   ------------    ------------    ------------
Partners' capital at
  December 31, 1999 .............           657         229,110         229,767
  Capital contributions .........           890              --             890
  Issuance of Limited Partner
    Units, net ..................            --          88,158          88,158
  2000 net income allocation ....        13,900          56,091          69,991
  2000 cash distributions .......       (13,623)        (59,943)        (73,566)
  Option exercises, net of
    Unit repurchases ............            --            (183)           (183)
                                   ------------    ------------    ------------
Partners' capital at
  December 31, 2000 .............  $      1,824    $    313,233    $    315,057
                                   ============    ============    ============

          See accompanying Notes to Consolidated Financial Statements.

                              TEPPCO PARTNERS, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1. PARTNERSHIP ORGANIZATION

         TEPPCO Partners, L.P. (the "Partnership"), a Delaware limited partnership, was formed in March 1990. The Partnership operates through TE Products Pipeline Company, Limited Partnership (the "Downstream Segment") and TCTM, L.P. (the "Upstream Segment"). Collectively the Downstream Segment and the Upstream Segment are referred to as "the Operating Partnerships." The Partnership owns a 99% interest as the sole limited partner interest in both the Downstream Segment and Upstream Segment.

         On March 31, 2000, Texas Eastern Products Pipeline Company, a Delaware corporation and general partner of the Partnership and the Operating Partnerships, was converted into Texas Eastern Products Pipeline Company, LLC (the "Company" or "General Partner"), a Delaware limited liability company. Additionally on March 31, 2000, Duke Energy Corporation ("Duke Energy"), contributed its ownership of the General Partner to Duke Energy Field Services, LP ("DEFS"). DEFS is a joint venture between Duke Energy and Phillips Petroleum Company. Duke Energy holds a majority interest in DEFS.

         The Company owns a 1% general partner interest in the Partnership and a 1% general partner interest in each Operating Partnership. The Company, as general partner, performs all management and operating functions required for the Partnership pursuant to the Agreements of Limited Partnership of TEPPCO Partners, L.P., TE Products Pipeline Company, Limited Partnership and TCTM, L.P. (the "Partnership Agreements"). The General Partner is reimbursed by the Partnership for all reasonable direct and indirect expenses incurred in managing the Partnership.

         At formation, the Partnership completed an initial public offering of 26,500,000 Units representing Limited Partner Interests ("Limited Partner Units") at $10 per Unit. In connection with the formation of the Partnership, the Company received 2,500,000 Deferred Participation Interests ("DPIs"). Effective April 1, 1994, the DPIs began participating in distributions of cash and allocations of profit and loss. As of December 31, 2000, 94% of the DPIs have been converted into an equal number of Limited Partner Units, and the balance of such DPIs may be converted immediately prior to the sale of the DPIs by the Company. Pursuant to its Partnership Agreement, the Partnership has registered the resale of such Limited Partner Units with the Securities and Exchange Commission. Such Limited Partner Units may be sold from time to time on the New York Stock Exchange or otherwise at prices and terms then prevailing or in negotiated transactions. As of December 31, 2000, no such Limited Partner Units had been sold by the Company.

         At December 31, 2000, the Partnership had outstanding 32,700,000 Limited Partner Units and 3,916,547 Class B Limited Partner Units ("Class B Units"). All of the Class B Units were issued to Duke Energy in connection with an acquisition of assets in 1998. The Class B Units are substantially identical to the Limited Partner Units, but they are not listed on the New York Stock Exchange. The Class B Units may be converted into Limited Partner Units upon approval by the Limited Partner Unitholders. The Company has the option to seek approval for the conversion of the Class B Units into Limited Partner Units; however, if such conversion is denied, the holder of the Class B Units will have the right to sell them to the Partnership at 95.5% of the market price of the Limited Partner Units at the time of sale. As a result of such option, the Class B Units were not included in partners' capital at December 31, 2000. Collectively, the Limited Partner Units and Class B Units are referred to as "Units."

                             TEPPCO PARTNERS, L.P.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

         The financial statements include the accounts of the Partnership on a consolidated basis. The Company's 1% general partner interest in the Downstream Segment and the Upstream Segment, is accounted for as a minority interest. All significant intercompany items have been eliminated in consolidation. Certain amounts from prior years have been reclassified to conform to current presentation.

USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

ENVIRONMENTAL EXPENDITURES

         The Partnership accrues for environmental costs that relate to existing conditions caused by past operations. Environmental costs include initial site surveys and environmental studies of potentially contaminated sites, costs for remediation and restoration of sites determined to be contaminated and ongoing monitoring costs, as well as fines, damages and other costs, when estimable. The Partnership's accrued undiscounted environmental liabilities are monitored on a regular basis by management. Liabilities for environmental costs at a specific site are initially recorded when the Partnership's liability for such costs, including direct internal and legal costs, is probable and a reasonable estimate of the associated costs can be made. Adjustments to initial estimates are recorded, from time to time, to reflect changing circumstances and estimates based upon additional information developed in subsequent periods. Estimates of the Partnership's ultimate liabilities associated with environmental costs are particularly difficult to make with certainty due to the number of variables involved, including the early stage of investigation at certain sites, the lengthy time frames required to complete remediation alternatives available and the evolving nature of environmental laws and regulations.

BUSINESS SEGMENTS

         The Partnership operates in two segments: refined products and liquefied petroleum gases ("LPGs") transportation (Downstream Segment); and crude oil and natural gas liquids ("NGLs") transportation and marketing (Upstream Segment). The Partnership's reportable segments offer different products and services and are managed separately because each requires different business strategies.

         The Upstream Segment was acquired as a unit in November 1998, and the management at the time of the acquisition was retained. The Partnership's interstate transportation operations, including rates charged to customers, are subject to regulations prescribed by the Federal Energy Regulatory Commission ("FERC"). Refined products, LPGs, crude oil and NGLs are referred to herein, collectively, as "petroleum products" or "products."

                             TEPPCO PARTNERS, L.P.

REVENUE RECOGNITION

         Substantially all revenues of the Downstream Segment are derived from interstate and intrastate transportation of petroleum products, storage and terminaling of petroleum products, intrastate transportation of petrochemicals, fractionation of natural gas liquids and other ancillary services. Transportation revenues are recognized as products are delivered to customers. Storage revenues are recognized upon receipt of products into storage and upon performance of storage services. Terminaling revenues are recognized as products are out-loaded. Revenues from the sale of product inventory are recognized when the products are sold. Fractionation revenues are recognized ratably over the contract year as products are delivered to DEFS.

         Revenues of the Upstream Segment are derived from the gathering, storage, transportation and marketing of crude oil and NGLs; and the distribution of lube oils and specialty chemicals principally in Oklahoma, Texas and the Rocky Mountain region. Revenues are also generated from trade documentation and pumpover services, primarily at Cushing, Oklahoma, and Midland, Texas (effective July 20, 2000). Revenues are accrued at the time title to the product sold transfers to the purchaser, which typically occurs upon receipt of the product by the purchaser, and purchases are accrued at the time title to the product purchased transfers to the Partnership's crude oil marketing company, TEPPCO Crude Oil, L.P. ("TCO"), which typically occurs upon receipt of the product by TCO. Revenues related to trade documentation and pumpover services are recognized as completed.

         Except for crude oil purchased from time to time as inventory, TCO's policy is to purchase only crude oil for which it has a market to sell and to structure sales contracts so that crude oil price fluctuations do not materially affect the margin received. As TCO purchases crude oil, it establishes a margin by selling crude oil for physical delivery to third party users or by entering into a future delivery obligation either physically or a futures contract on the New York Mercantile Exchange ("NYMEX"). Through these transactions, TCO seeks to maintain a position that is balanced between crude oil purchases and sales and future delivery obligations. However, certain basis risks (the risk that price relationships between delivery points, classes of products or delivery periods will change) cannot be completely hedged.

USE OF DERIVATIVES

         The Partnership may use derivative instruments, such as futures, swaps and options, to manage its exposure to commodity price risk and interest rate risk. For derivative contracts to qualify as a hedge, the price movements in the derivative instrument must be highly correlated with the underlying hedged commodity or obligation. Contracts that qualify as hedges and held for non-trading purposes are accounted for using the deferral method of accounting. Under this method, gains and losses are not recognized until the underlying physical transaction occurs. Deferred gains and losses related to futures are reported in the consolidated balance sheet as current assets or current liabilities. Deferred gains and losses related to swaps and options are carried off-balance sheet until instruments are settled. It is the Partnership's general policy not to acquire crude oil futures contracts or other derivative products for the purpose of speculating on price changes, however, the Partnership may take limited speculative positions to capitalize on crude oil price fluctuations. Contracts held for trading purposes are accounted for using the mark-to-market method. Under this methodology, contracts are adjusted to market value, and the gains and losses are recognized in current period income. The Partnership monitors open derivative positions with policies which limit its exposure to market risk and require reporting to management of potential financial exposure. At December 31, 2000 and 1999, outstanding commodity derivative contracts held for trading purposes were not material. Net payments or receipts under the Partnership's interest swap agreements are recorded as adjustments to interest expense.

                             TEPPCO PARTNERS, L.P.

INVENTORIES

         Inventories consist primarily of petroleum products and crude oil which are valued at the lower of cost (weighted average cost method) or market. The Downstream Segment acquires and disposes of various products under exchange agreements. Receivables and payables arising from these transactions are usually satisfied with products rather than cash. The net balances of exchange receivables and payables are valued at weighted average cost and included in inventories.

PROPERTY, PLANT AND EQUIPMENT

         Additions to property, plant and equipment, including major replacements or betterments, are recorded at cost. Replacements and renewals of minor items of property are charged to maintenance expense. Depreciation expense is computed on the straight-line method using rates based upon expected useful lives of various classes of assets (ranging from 2% to 20% per annum). Upon sale or retirement of properties regulated by the FERC, cost less salvage is normally charged to accumulated depreciation, and no gain or loss is recognized.

CAPITALIZATION OF INTEREST

         The Partnership capitalizes interest on borrowed funds related to capital projects only for periods that activities are in progress to bring these projects to their intended use. The weighted average rate used to capitalize interest on borrowed funds was 7.45%, 7.01% and 7.02% for 2000, 1999 and 1998, respectively.

INCOME TAXES

         The Partnership is a limited partnership. As a result, the Partnership's income or loss for federal income tax purposes is included in the tax return of the individual partners, and may vary substantially from income or loss reported for financial reporting purposes. Accordingly, no recognition has been given to federal income taxes for the Partnership's operations. At December 31, 2000 and 1999, the Partnership's reported amount of net assets for financial reporting purposes exceeded its tax basis by approximately $318 million and $293 million, respectively.

CASH FLOWS

         For purposes of reporting cash flows, all liquid investments with maturities at date of purchase of 90-days or less are considered cash equivalents.

NET INCOME PER UNIT

         Basic net income per Unit is computed by dividing net income, after deduction of the general partner's interest, by the weighted average number of Limited Partner and Class B Units outstanding (a total of 33.6 million Units for 2000, 32.9 million Units for 1999, and 29.7 million Units for 1998). The general partner's percentage interest in net income is based on its percentage of cash distributions from Available Cash for each year (see Note 10). The general partner was allocated $13.9 million (representing 17.96%) of net income for the year ended December 31, 2000, $9.3 million (representing 12.89%) of net income for the year ended December 31, 1999, and $1.7 million (representing 8.96%) of the net loss for the year ended December 31, 1998.

                             TEPPCO PARTNERS, L.P.

         Diluted net income per Unit is similar to the computation of basic net income per Unit above, except that the denominator was increased to include the dilutive effect of outstanding Unit options by application of the treasury stock method. For the years ended December 31, 2000, 1999 and 1998 the denominator was increased by 20,926 Units, 12,141 Units and 45,278 Units, respectively.

UNIT OPTION PLAN

         The Partnership follows the intrinsic value based method of accounting for its stock-based compensation plans (see Note 11). Under this method, the Partnership records no compensation expense for unit options granted when the exercise price of options granted is equal to the fair market value of the Units on the date of grant.

COMPREHENSIVE INCOME

         Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income" requires certain items such as foreign currency translation adjustments, minimum pension liability adjustments and unrealized gains and losses on certain investments to be reported in a financial statement. For the years ended December 31, 2000, 1999, and 1998, the Partnership's comprehensive income (loss) equaled its reported net income (loss).

NEW ACCOUNTING PRONOUNCEMENTS

         Effective January 1, 2001, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 133 Accounting for Derivative Instruments and Hedging Activities, and SFAS No. 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, an amendment of FASB Statement No. 133. These statements establish accounting and reporting standards requiring that derivative instruments, including certain derivative instruments embedded in other contracts, be recorded on the balance sheet at fair value as either assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use and designation of the derivative at its inception. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results of the hedged item in the statement of income, and requires the Partnership to formally document, designate and assess the effectiveness of the hedge transaction to receive hedge accounting. For derivatives designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Overall hedge effectiveness is measured at least quarterly. Any changes in the fair value of the derivative instrument resulting from hedge ineffectiveness, as defined by SFAS 133 and measured based on the cumulative changes in the fair value of the derivative instrument and the cumulative changes in the estimated future cash flows of the hedged item, are recognized immediately in earnings. The Partnership has designated its swap agreement as a cash flow hedge.

         Adoption of SFAS 133 resulted in the recognition of approximately $10 million of derivative liabilities on the Partnership's balance sheet and $10 million of hedging losses included in accumulated other comprehensive income, which is a component of Partners' capital, as the cumulative effect of a change in accounting principle as of January 1, 2001. Amounts were determined as of January 1, 2001 based on the market quote of the Partnership's interest swap agreement.

NOTE 3. ACQUISITIONS

         On July 20, 2000, the Company completed an acquisition of ARCO Pipe Line Company ("ARCO"), a wholly owned subsidiary of Atlantic Richfield Company, for $322.6 million, which included $4.1 million of acquisition related costs. The purchase included ARCO's 50-percent ownership interest in Seaway Crude Pipeline Company ("Seaway"), which owns a pipeline that carries mostly imported crude oil from a marine terminal at Freeport, Texas, to Cushing, Oklahoma. The Partnership assumed ARCO's role as operator of this pipeline. The Company also acquired: (i) ARCO's crude oil terminal facilities in Cushing and Midland, Texas, including the line transfer and pumpover business at each location; (ii) an undivided ownership interest in both the Rancho Pipeline, a crude oil pipeline from West Texas to Houston, and the Basin Pipeline, a crude oil pipeline running from Jal, New Mexico, through Midland to Cushing, both of which are operated by another joint owner; and (iii) the receipt and delivery pipelines known as the West Texas Trunk System, which is located around the Midland terminal. The acquisition was accounted for under the purchase method of accounting. Accordingly, the results of the acquisition are included in the consolidated statements of income from July 20, 2000.

                             TEPPCO PARTNERS, L.P.

         The following table presents the unaudited pro forma results of the Partnership as though the acquisition of ARCO occurred at the beginning of the respective year (in thousands, except per Unit amounts).

                                            YEARS ENDED DECEMBER 31,
                                            ------------------------
                                               2000         1999
                                            ----------   -----------
Revenues ................................   $3,104,177   $1,959,863
Operating income ........................      110,138      101,637
Net Income ..............................       75,821       71,650
Basic and diluted net income per Unit ...   $     1.85   $     1.90

         On December 31, 2000, the Company completed an acquisition of certain pipeline assets from DEFS for $91.7 million, which included $0.7 million of acquisition related costs. The purchase included two natural gas liquids pipelines in East Texas. The Panola Pipeline, a pipeline from Carthage, Texas, to Mont Belvieu, Texas, and the San Jacinto Pipeline, a pipeline from Carthage to Longview, Texas. A lease of a condensate pipeline from Carthage to Marshall, Texas, was also assumed. All three pipelines originate at DEFS' East Texas Plant Complex in Panola County, Texas. The acquisition of assets was accounted for under the purchase method of accounting.

NOTE 4. RELATED PARTY TRANSACTIONS

         The Partnership has no employees and is managed by the Company. Pursuant to the Partnership Agreements, the Company is entitled to reimbursement of all direct and indirect expenses related to business activities of the Partnership (see Note 1).

         For the years ended December 31, 2000, 1999 and 1998, direct expenses incurred by the general partner in the amount of $50.4 million, $49.6 million and $38.8 million, respectively, were charged to the Partnership. Substantially all such costs related to payroll and payroll related expenses, which included $3.2 million, $2.9 million and $1.0 million of expense for incentive compensation plans, respectively.

         For the years ended December 31, 2000, 1999 and 1998, expenses for administrative service and overhead allocated to the Partnership by the general partner (including Duke Energy and its affiliates) amounted to $0.8 million, $2.1 million and $2.7 million, respectively. Such costs incurred by the general partner included general and administrative costs related to business activities of the Partnership.

         Effective with the purchase of the fractionation facilities on March 31, 1998, TEPPCO Colorado, LLC ("TEPPCO Colorado"), a wholly owned subsidiary of the Downstream Segment, and DEFS entered into a twenty-year Fractionation Agreement, under which TEPPCO Colorado receives a variable fee for all fractionated volumes delivered to DEFS. Revenues recognized from the fractionation facilities totaled $7.5 and $7.3 million for the years ended December 31, 2000 and 1999, respectively, and $5.5 million for the period from April 1, 1998 through December 31, 1998. TEPPCO Colorado and DEFS also entered into a Operation and Maintenance Agreement, whereby DEFS operates and maintains the fractionation facilities. For these services, TEPPCO Colorado pays DEFS a set volumetric rate for all fractionated volumes delivered to DEFS. Expenses related to the Operation and Maintenance Agreement totaled $0.9 million and $0.8 million for the years ended December 31, 2000 and 1999, respectively, and $0.7 million for the period from April 1, 1998 through December 31, 1998.

         Included with certain crude oil assets purchased from DEFS effective November 1, 1998 was the Wilcox NGL Pipeline located along the Texas Gulf Coast. The Wilcox NGL Pipeline transports NGLs for DEFS from two of their processing plants and is currently supported by demand fees that are paid by DEFS through 2005. Such fees totaled $1.1 million for each of the years ended December 31, 2000 and 1999, and $0.2 million for the two months ended December 31, 1998.

                             TEPPCO PARTNERS, L.P.

NOTE 5. EQUITY INVESTMENTS

         Seaway is a partnership between the Upstream Segment and Phillips Petroleum Company ("Phillips"). The Upstream Segment purchased its 50-percent ownership interest in Seaway on July 20, 2000 (see Note 3). The Seaway Crude Pipeline Company Partnership Agreement provides for varying participation ratios throughout the life of the Seaway Partnership. From July 20, 2000, through May 2002, the Upstream Segment receives 80% of revenue and expense of Seaway. From June 2002 until May 2006, the Upstream Segment receives 60% of revenue and expense of Seaway. Thereafter, the sharing ratio becomes 40% of revenue and expense to the Upstream Segment.

         The Partnership uses the equity method of accounting for its investment in Seaway. Summarized financial information for Seaway as of December 31, 2000 and for the period from July 20, 2000 through December 31, 2000, is presented below (in thousands):

         Current assets ...........................................  $ 36,883
         Noncurrent assets ........................................   288,191
         Current liabilities ......................................     9,220
         Partners capital .........................................   325,072
         Revenues .................................................    31,989
         Net income ...............................................    12,449

         The Partnership's investment in Seaway at December 31, 2000, includes an excess investment amount of $26.4 million, net of accumulated amortization of $0.7 million. Such excess investment relates to the Partnership's allocation of the purchase price on July 20, 2000, in excess of its proportionate share of the net assets of Seaway. The excess investment is being amortized using the straight-line method over 20 years.

         In August 2000, the Partnership announced the execution of definitive agreements with CMS Energy Corporation and Marathon Ashland Petroleum LLC to form Centennial Pipeline, LLC ("Centennial"). Centennial will own and operate an interstate refined petroleum products pipeline extending from the upper Texas Gulf Coast to Illinois. Each participant will own a one-third interest in Centennial. During 2000, the Partnership contributed approximately $5.0 million for its investment in Centennial. Such amount is included in the equity investment balance at December 31, 2000.

                             TEPPCO PARTNERS, L.P.

NOTE 6. INVENTORIES

         Inventories are valued at the lower of cost (based on weighted average cost method) or market. The major components of inventories were as follows:

                                                        DECEMBER 31,
                                                  -----------------------
                                                    2000          1999
                                                  ---------      --------
                                                     (IN THOUSANDS)
         Crude oil .............................  $ 14,635       $  6,627
         Gasolines .............................     3,795          3,270
         Propane ...............................        --            223
         Butanes ...............................       267            605
         Fuel oil ..............................        82            386
         Other products ........................     2,693          2,301
         Materials and supplies ................     3,312          3,354
                                                  --------       --------
           Total ...............................  $ 24,784       $ 16,766
                                                  ========       ========

         The costs of inventories did not exceed market values at December 31, 2000 and 1999.

NOTE 7. PROPERTY, PLANT AND EQUIPMENT

         Major categories of property, plant and equipment were as follows:

                                                                DECEMBER 31,
                                                          -----------------------
                                                             2000         1999
                                                          ----------   ----------
                                                               (IN THOUSANDS)
Land and right of way .................................   $   77,798   $   54,240
Line pipe and fittings ................................      739,372      521,688
Storage tanks .........................................      125,890      112,132
Buildings and improvements ............................       13,127        8,253
Machinery and equipment ...............................      178,227      155,933
Construction work in progress .........................       66,456       89,140
                                                          ----------   ----------
  Total property, plant and equipment .................   $1,200,870   $  941,386
  Less accumulated depreciation and amortization ......      251,165      220,467
                                                          ----------   ----------
    Net property, plant and equipment .................   $  949,705   $  720,919
                                                          ==========   ==========

         Depreciation expense on property, plant and equipment was $33.0 million, $30.7 million and $25.5 million for the years ended December 31, 2000, 1999 and 1998, respectively.

NOTE 8. LONG TERM DEBT

SENIOR NOTES

         On January 27, 1998, the Downstream Segment completed the issuance of $180 million principal amount of 6.45% Senior Notes due 2008, and $210 million principal amount of 7.51% Senior Notes due 2028 (collectively the "Senior Notes"). The 6.45% Senior Notes due 2008 are not subject to redemption prior to January 15, 2008. The 7.51% Senior Notes due 2028 may be redeemed at any time after January 15, 2008, at the option of the Downstream Segment, in whole or in part, at a premium. Net proceeds from

                             TEPPCO PARTNERS, L.P.

the issuance of the Senior Notes totaled approximately $386 million and was used to repay in full the $61.0 million principal amount of the 9.60% Series A First Mortgage Notes, due 2000, and the $265.5 million principal amount of the 10.20% Series B First Mortgage Notes, due 2010. The premium for the early redemption of the First Mortgage Notes totaled $70.1 million. The Partnership recorded an extraordinary charge of $73.5 million during the first quarter of 1998 (including $0.7 million allocated to minority interest), which represents the redemption premium of $70.1 million and unamortized debt issue costs related to the First Mortgage Notes of $3.4 million.

         The Senior Notes do not have sinking fund requirements. Interest on the Senior Notes is payable semiannually in arrears on January 15 and July 15 of each year. The Senior Notes are unsecured obligations of the Downstream Segment and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Downstream Segment. The indenture governing the Senior Notes contains covenants, including, but not limited to, covenants limiting the creation of liens securing indebtedness and sale and leaseback transactions. However, the indenture does not limit the Partnership's ability to incur additional indebtedness.

         At December 31, 2000 and 1999, the estimated fair value of the Senior Notes was approximately $385 million and $356 million, respectively. Market prices for recent transactions and rates currently available to the Partnership for debt with similar terms and maturities were used to estimate fair value.

OTHER LONG TERM DEBT AND CREDIT FACILITIES

         In connection with the purchase of fractionation assets from DEFS as of March 31, 1998, TEPPCO Colorado received a $38 million bank loan. The interest rate on this loan was 6.53%, which was payable quarterly. The original maturity date was April 21, 2001. This loan was refinanced by the Partnership on July 21, 2000, through the credit facility discussed below.

           On May 17, 1999, the Downstream Segment entered into a five-year $75 million term loan agreement to finance construction of three new pipelines between the Partnership's terminal in Mont Belvieu, Texas and Port Arthur, Texas. This loan was refinanced by the Partnership on July 21, 2000, through the credit facility discussed below.

           On May 17, 1999, the Downstream Segment entered into a five-year $25 million revolving credit agreement and the Upstream Segment entered into a three-year $30 million revolving credit agreement. Both of the credit facilities were terminated in connection with the refinancing on July 21, 2000 discussed below. The Downstream Segment did not make any borrowings under this revolving credit facility. The Upstream Segment had a $3 million principal amount outstanding under its revolving credit agreement as of July 21, 2000.

           On July 14, 2000, the Partnership entered into a $75 million term loan and a $475 million revolving credit facility. On July 21, 2000, the Partnership borrowed $75 million under the term loan and $340 million under the revolving credit facility. The funds were used to finance the acquisition of the ARCO assets (see Note 3) and to refinance existing credit facilities, other than the Senior Notes. The term loan was repaid from proceeds received from the issuance of additional Limited Partner Units on October 25, 2000. The revolving facility has a three year maturity. The interest rate is based on the Partnership's option of either the lender's base rate plus a spread, or LIBOR plus a spread in effect at the time of the borrowings. The credit agreements contain restrictive financial covenants that require the Partnership to maintain a minimum level of partners' capital as well as maximum debt-to-EBITDA (earnings before interest expense, income tax expense and depreciation and amortization expense) and minimum fixed charge coverage ratios. At December 31, 2000, $446 million was outstanding under the revolving credit facility at a weighted average interest rate of 8.23%. At December 31, 2000, the carrying value of the revolving credit facility approximated its fair value.

                             TEPPCO PARTNERS, L.P.

         On July 21, 2000, the Partnership entered into a three year swap agreement to hedge its exposure on the variable rate credit facilities. The swap agreement is based on a notional amount of $250 million. Under the swap agreement, the Partnership will pay a fixed rate of interest of 7.17% and will receive a floating rate based on a three month USD LIBOR rate. At December 31, 2000, the estimated fair value of the swap agreement was a loss of approximately $10 million.

NOTE 9. CONCENTRATIONS OF CREDIT RISK

         The Partnership's primary market areas are located in the Northeast, Midwest and Southwest regions of the United States. The Partnership has a concentration of trade receivable balances due from major integrated oil companies, independent oil companies and other pipelines and wholesalers. These concentrations of customers may affect the Partnership's overall credit risk in that the customers may be similarly affected by changes in economic, regulatory or other factors. The Partnership's customers' historical and future credit positions are thoroughly analyzed prior to extending credit. The Partnership manages its exposure to credit risk through credit analysis, credit approvals, credit limits and monitoring procedures, and for certain transactions may utilize letters of credit, prepayments and guarantees.

NOTE 10. QUARTERLY DISTRIBUTIONS OF AVAILABLE CASH

         The Partnership makes quarterly cash distributions of all of its Available Cash, generally defined as consolidated cash receipts less consolidated cash disbursements and cash reserves established by the general partner in its sole discretion. Pursuant to the Partnership Agreements, the Company receives incremental incentive cash distributions on the portion that cash distributions on a per Unit basis exceed certain target thresholds as follows:

                                                                         GENERAL
                                                          UNITHOLDERS    PARTNER
                                                          -----------    -------
Quarterly Cash Distribution per Unit:
  Up to Minimum Quarterly Distribution
    ($0.275 per Unit) ..................................      98%           2%
  First Target - $0.276 per Unit up to
    $0.325 per Unit ....................................      85%          15%
  Second Target - $0.326 per Unit up to
    $0.45 per Unit .....................................      75%          25%
  Over Second Target - Cash distributions
    greater than $0.45 per Unit ........................      50%          50%

         The following table reflects the allocation of total distributions paid for the years ended December 31, 2000, 1999 and 1998 (in thousands, except per Unit amounts).

                                                   YEARS ENDED DECEMBER 31,
                                              ---------------------------------
                                                2000        1999        1998
                                              ---------   ---------   ---------
Limited Partner Units .....................   $  59,943   $  53,650   $  50,750
1% General Partner Interest ...............         685         609         513
General Partner Incentive .................      12,938       7,650       4,938
                                              ---------   ---------   ---------
  Total Partners' Capital Cash
    Distributions .........................      73,566      61,909      56,201
Class B Units .............................       7,833       6,651          --
Minority Interest .........................         832         699         573
                                              ---------   ---------   ---------
  Total Cash Distributions Paid ...........   $  82,231   $  69,259   $  56,774
                                              =========   =========   =========

Total Cash Distributions Paid Per Unit ....   $    2.00   $    1.85   $    1.75
                                              =========   =========   =========

         On February 2, 2001, the Partnership paid a cash distribution of $0.525 per Limited Partner Unit and Class B Unit for the quarter ended December 31, 2000. The fourth quarter 2000 cash distribution totaled $24.0 million.

                             TEPPCO PARTNERS, L.P.

NOTE 11. UNIT OPTION PLAN

         During 1994, the Company adopted the Texas Eastern Products Pipeline Company 1994 Long Term Incentive Plan ("1994 LTIP"). The 1994 LTIP provides key employees with an incentive award whereby a participant is granted an option to purchase Limited Partner Units together with a stipulated number of Performance Units. Under the provisions of the 1994 LTIP, no more than one million options and two million Performance Units may be granted. Each Performance Unit creates a credit to a participant's Performance Unit account when earnings exceed a threshold. When earnings for a calendar year (exclusive of certain special items) exceed the threshold, the excess amount is credited to the participant's Performance Unit account. The balance in the account may be used to exercise Limited Partner Unit options granted in connection with the Performance Units or may be withdrawn two years after the underlying options expire, usually 10 years from the date of grant. Under the agreement for such Limited Partner Unit options, the options become exercisable in equal installments over periods of one, two, and three years from the date of the grant. Options may also be exercised by normal means once vesting requirements are met. A summary of Performance Units and Limited Partner Unit options granted under the terms of the 1994 LTIP is presented below:

                                        PERFORMANCE     EARNINGS    EXPIRATION
                                           UNITS        THRESHOLD      YEAR
                                        -----------     ---------   -----------
Performance Unit Grants:
  1994 ................................   80,000         $  1.00       2006
  1995 ................................   70,000         $  1.25       2007
  1997 ................................   11,000         $ 1.875       2009

                                         OPTIONS     OPTIONS        EXERCISE
                                       OUTSTANDING  EXERCISABLE        RANGE
                                       ----------- -----------   ---------------
Limited Partner Unit Options:
  Outstanding at December 31, 1997 ....    92,528      58,098    $13.81 - $14.34
    Granted ...........................   111,000          --             $25.69
    Became exercisable ................        --      26,993    $13.81 - $21.66
    Exercised .........................   (12,732)    (12,732)   $13.81 - $14.34
                                        ---------   ---------
  Outstanding at December 31, 1998 ....   190,796      72,359    $13.81 - $21.66
    Granted ...........................   162,000          --             $25.25
    Became exercisable ................        --      40,737    $21.66 - $25.69
    Exercised .........................   (14,000)    (14,000)   $13.81 - $14.34
                                        ---------   ---------
  Outstanding at December 31, 1999 ....   338,796      99,096    $13.81 - $25.69
    Forfeited .........................   (28,000)     (4,000)   $25.25 - $25.69
    Became exercisable ................        --      85,365    $21.66 - $25.69
    Exercised .........................   (19,932)    (19,932)   $13.81 - $14.34
                                        ---------   ---------
  Outstanding at December 31, 2000 ....   290,864     160,529    $13.81 - $25.69
                                        =========   =========

         As discussed in Note 2, the Partnership uses the intrinsic value method for recognizing stock-based compensation expense. The exercise price of all options awarded under the 1994 LTIP equaled the market price of the Partnership's Limited Partner Units on the date of grant. Accordingly, no compensation was recognized at the date of grant. Had compensation expense been determined consistent with SFAS No. 123 "Accounting for Stock-Based Compensation," compensation expense related to option grants would have totaled $93,771, $226,152 and $202,634 during 1998, 1999 and 2000, respectively. The disclosures as required by SFAS 123 are not representative of the effects on proforma net income for future years as options vest over several years and additional awards may be granted in subsequent years.

                             TEPPCO PARTNERS, L.P.

         For purposes of determining compensation costs using the provisions of SFAS 123, the fair value of 1999 and 1998 option grants were determined using the Black-Scholes option-valuation model. The key input variables used in valuing the options were:

                                                        1999           1998
                                                       -------        -------
       Risk-free interest rate ......................     4.7%           5.5%
       Dividend yield ...............................     7.6%           7.8%
       Unit price volatility ........................      23%            18%
       Expected option lives ........................  6 years        6 years

NOTE 12. LEASES

         The Partnership utilizes leased assets in several areas of its operations. Total rental expense during 2000, 1999 and 1998 was $10.4 million, $8.7 million and $4.8 million, respectively. The minimum rental payments under the Partnership's various operating leases for the years 2001 through 2005 are $8.7 million, $7.0 million, $6.3 million, $5.6 million and $5.4 million, respectively. Thereafter, payments aggregate $4.6 million through 2007.

NOTE 13. EMPLOYEE BENEFITS

RETIREMENT PLANS

         Prior to the transfer of the General Partner interest from Duke Energy to DEFS on April 1, 2000, the Company's employees participated in the Duke Energy Retirement Cash Balance Plan, which is a noncontributory, trustee-administered pension plan. Effective January 1, 1999 the benefit formula for all eligible employees was a cash balance formula. Under a cash balance formula, a plan participant accumulates a retirement benefit based upon pay credits and current interest credits. The pay credits are based on a participant's salary, age, and service. Prior to January 1, 1999, the benefit formula for all eligible employees was a final average pay formula. In addition, certain executive officers participated in the Duke Energy Executive Cash Balance Plan, which is a noncontributory, nonqualified, defined benefit retirement plan. The Duke Energy Executive Cash Balance Plan was established to restore benefit reductions caused by the maximum benefit limitations that apply to qualified plans.

         Effective April 1, 2000, the Company adopted the TEPPCO Retirement Cash Balance Plan ("Retirement Cash Balance Plan") and the TEPPCO Supplemental Benefit Plan ("Supplemental Benefit Plan"). The benefits and provisions of these plans are substantially identical to the Duke Energy Retirement Cash Balance Plan and the Duke Energy Executive Cash Balance Plan previously in effect prior to April 1, 2000.

         The components of net pension benefits costs for the years ended December 31, 2000, 1999 and 1998 were as follows (in thousands):

                                                       2000         1999         1998
                                                     -------      -------      -------
Service cost benefit earned during the year ....     $ 2,054      $ 1,651      $ 1,699
Interest cost on projected benefit obligation ..         782        2,666        2,041
Expected return on plan assets .................        (663)      (2,243)      (1,555)
Amortization of prior service cost .............          --            2          (27)
Amortization of net transition (asset)
   liability ...................................           4           15           (5)
Recognized net actuarial loss ..................          --          285           --
Settlement gain ................................          --           --         (554)
                                                     -------      -------      -------
  Net pension benefits costs ...................     $ 2,177      $ 2,376      $ 1,599
                                                     =======      =======      =======

                             TEPPCO PARTNERS, L.P.

         The assumptions affecting pension expense include:

                                                2000         1999         1998
                                               -------      -------      -------
Discount rate ................................  7.50%        7.50%        6.75%
Salary increase ..............................  4.50%        4.50%        4.67%
Expected long-term rate of return on plan
   assets.....................................  9.25%        9.25%        9.25%

         Duke Energy also sponsors an employee savings plan which covers substantially all employees. Plan contributions on behalf of the Company of $2.2 million, $2.2 million and $1.4 million were expensed in 2000, 1999 and 1998, respectively.

OTHER POSTRETIREMENT BENEFITS

         Prior to April 1, 2000, the Company's employees were provided with certain health care and life insurance benefits for retired employees on a contributory and non-contributory basis. Employees became eligible for these benefits if they had met certain age and service requirements at retirement, as defined in the plans. As part of the change in ownership, the Company is no longer responsible for the liability associated with these plans. The components of net postretirement benefits cost for the years ended December 31, 2000, 1999 and 1998 were as follows (in thousands):

                                             2000       1999        1998
                                             -----      -----      -------
Service cost benefit earned during the
  year ....................................  $  39      $ 172      $   439
Interest cost on accumulated
  postretirement benefit obligation .......    134        500          796
Expected return on plan assets ............    (85)      (299)        (240)
Amortization of prior service cost ........    (96)      (384)           3
Amortization of net transition liability ..     54        217          202
Recognized net actuarial loss .............     --         --          173
                                             -----      -----      -------
  Net postretirement benefits costs .......  $  46      $ 206      $ 1,373
                                             =====      =====      =======

The assumptions affecting postretirement benefits expense include:

                                           2000         1999         1998
                                          -------      -------      -------
Discount rate ............................  7.50%        7.50%        6.75%
Salary increase ..........................  4.50%        4.50%        4.67%
Expected long-term rate of return on
  401(h) assets...........................  9.25%        9.25%        9.25%
Expected long-term rate of return on
  RLR assets .............................  6.75%        6.75%        6.75%
Expected long-term rate of return on
  VEBA assets ............................  9.25%        9.25%        9.25%
Assumed tax rate ......................... 39.60%       39.60%       39.60%

NOTE 14. CONTINGENCIES

TOXIC TORT LITIGATION - SEYMOUR, INDIANA

         In the fall of 1999 and on December 1, 2000, the Company and the Partnership were named as defendants in two separate lawsuits in Jackson County Circuit Court, Jackson County, Indiana, in Ryan E. McCleery and Marcia S. McCleery, et al. v. Texas Eastern Corporation, et al. (including the Company and

                             TEPPCO PARTNERS, L.P.

Partnership) and Gilbert Richards and Jean Richards v. Texas Eastern Corporation, et. al. In both cases plaintiffs contend, among other things, that the Company and other defendants stored and disposed of toxic and hazardous substances and hazardous wastes in a manner that caused the materials to be released into the air, soil and water. They further contend that the release caused damages to the plaintiffs. In their Complaints, the plaintiffs allege strict liability for both personal injury and property damage together with gross negligence, continuing nuisance, trespass, criminal mischief and loss of consortium. The plaintiffs are seeking compensatory, punitive and treble damages. The Company has filed an Answer to both complaints, denying the allegations, as well as various other motions. These cases are in the early stages of discovery and are not covered by insurance. The Company is defending itself vigorously against the lawsuits. The Partnership cannot estimate the loss, if any, associated with these pending lawsuits.

         The Partnership is involved in various other claims and legal proceedings incidental to its business. In the opinion of management, these claims and legal proceedings will not have a material adverse effect on the Partnership's consolidated financial position, results of operations or cash flows.

         The operations of the Partnership are subject to federal, state and local laws and regulations relating to protection of the environment. Although the Partnership believes its operations are in material compliance with applicable environmental regulations, risks of significant costs and liabilities are inherent in pipeline operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly strict environmental laws and regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the pipeline system, could result in substantial costs and liabilities to the Partnership. The Partnership does not anticipate that changes in environmental laws and regulations will have a material adverse effect on its financial position, results of operations or cash flows in the near term.

         The Partnership and the Indiana Department of Environmental Management ("IDEM") have entered into an Agreed Order that will ultimately result in a remediation program for any on-site and off-site groundwater contamination attributable to the Partnership's operations at the Seymour, Indiana, terminal. A Feasibility Study, which includes the Partnership's proposed remediation program, has been approved by IDEM. IDEM is expected to issue a Record of Decision formally approving the remediation program. After the Record of Decision has been issued, the Partnership will enter into an Agreed Order for the continued operation and maintenance of the program. The Partnership has accrued $0.6 million at December 31, 2000 for future costs of the remediation program for the Seymour terminal. In the opinion of the Company, the completion of the remediation program will not have a material adverse impact on the Partnership's financial condition, results of operations or liquidity.

         The Partnership received a compliance order from the Louisiana Department of Environmental Quality ("DEQ") during 1994 relative to potential environmental contamination at the Partnership's Arcadia, Louisiana facility, which may be attributable to the operations of the Partnership and adjacent petroleum terminals of other companies. The Partnership and all adjacent terminals have been assigned to the Groundwater Division of DEQ, in which a consolidated plan will be developed. The Partnership has finalized a negotiated Compliance Order with DEQ that will allow the Partnership to continue with a remediation plan similar to the one previously agreed to by DEQ and implemented by the Company. In the opinion of the General Partner, the completion of the remediation program being proposed by the Partnership will not have a future material adverse impact on the Partnership.

         Rates of interstate oil pipeline companies are currently regulated by the FERC, primarily through an index methodology, whereby a pipeline company is allowed to change its rates based on the change from year to year in the Producer Price Index for finished goods less 1% ("PPI Index"). In the alternative, interstate oil pipeline companies may elect to support rate filings by using a cost-of-service methodology, competitive market showings ("Market Based Rates") or agreements between shippers and the oil pipeline company that the rate is acceptable ("Settlement Rates").

                             TEPPCO PARTNERS, L.P.

         On May 11, 1999, the Downstream Segment filed an application with the FERC requesting permission to charge market-based rates for substantially all refined products transportation tariffs. Along with its application for market-based rates, the Downstream Segment filed a petition for waiver pending the FERC's determination on its application for market-based rates, of the requirements that would otherwise have been imposed by the FERC's regulations requiring the Downstream Segment to reduce its rates in conformity with the PPI Index. On June 30, 1999, the FERC granted the waiver stating that it was temporary in nature and that the Downstream Segment would be required to make refunds, with interest, of all amounts collected under rates in excess of the PPI Index ceiling level after July 1, 1999, if the Downstream Segment's application for market-based rates was ultimately denied. As a result of the refund obligation potential, the Partnership has deferred all revenue recognition of rates charged in excess of the PPI Index. On December 31, 2000, the amount deferred for possible rate refund, including interest totaled approximately $2.3 million.

         On July 31, 2000, the FERC issued an order granting the Downstream Segment market-based rates in certain markets and set for hearing the Downstream Segment's application for market-based rates in the Little Rock, Arkansas; Shreveport-Arcadia, Louisiana; Cincinnati-Dayton, Ohio and Memphis, Tennessee destination markets and the Shreveport, Louisiana origin market. The FERC also directed the FERC trial staff to convene a conference to explore the facts and issues regarding the Western Gulf Coast origin market. After the matter was set for hearing, the Downstream Segment and the protesting shippers entered into a settlement agreement resolving their respective differences. On January 9, 2001, the presiding Administrative Law Judge assigned to the hearing determined that the offer of settlement provided resolution of issues set for hearing in the Downstream Segment pending case in a fair and reasonable manner and in the public interest and certified the offer of settlement and recommended it to the FERC for approval. The certification of the settlement is currently before the FERC. The Partnership believes that the Administrative Law Judge's decision in this matter will be upheld by the FERC.

         The settlement, if it is approved by FERC, will require the Downstream Segment to withdraw the application for market-based rates to the Little Rock, Arkansas destination market and the Arcadia, Louisiana destination in the Shreveport-Arcadia, Louisiana destination market. The Downstream Segment also has agreed to recalculate rates to these destination markets to conform with the PPI Index from July 1, 1999 and make appropriate refunds. The refund obligation under the proposed settlement as of December 31, 2000 would be $0.8 million.

         On October 16, 2000 the Partnership received a settlement notice from ARCO for payment of a net aggregate amount of approximately $12.9 million in post-closing adjustments related to the purchase of the ARCO assets. A large portion of the requested adjustment relates to ARCO's indemnity for payment of accrued income taxes. The Partnership is disputing a substantial portion of the adjustments. The Partnership does not believe that payment of any amount ultimately determined would have a material adverse impact on the Partnership's financial condition and results of operations.

         Substantially all of the petroleum products transported and stored by the Partnership are owned by the Partnership's customers. At December 31, 2000, the Partnership had approximately 16.4 million barrels of products in its custody owned by customers. The Partnership is obligated for the transportation, storage and delivery of such products on behalf of its customers. The Partnership maintains insurance adequate to cover product losses through circumstances beyond its control.

NOTE 15. SEGMENT DATA

         The Partnership operates in two segments: refined products and LPGs transportation, which operates through the Downstream Segment; and crude oil and NGLs transportation and marketing, which operates through the Upstream Segment.

                             TEPPCO PARTNERS, L.P.

         Operations of the Downstream Segment consist of interstate transportation, storage and terminaling of petroleum products; short-haul shuttle transportation of LPGs at the Mont Belvieu, Texas complex; sale of product inventory; fractionation of natural gas liquids and other ancillary services. The Downstream Segment is one of the largest pipeline common carriers of refined petroleum products and LPGs in the United States. The Partnership owns and operates a pipeline system extending from southeast Texas through the central and midwestern United States to the northeastern United States.

         The Upstream Segment gathers, stores, transports and markets crude oil principally in Oklahoma, Texas and the Rocky Mountain region; operates two trunkline NGL pipelines in South Texas; and distributes lube oils and specialty chemicals to industrial and commercial accounts. Effective with the purchase of assets from ARCO (see Note 3), the operations of the Upstream Segment also include the Partnership's 50% ownership interest in Seaway, other crude oil transportation pipelines in West Texas, undivided joint interest ownership of two crude oil pipelines systems in Texas and Oklahoma, and other terminaling and documentation services.

         The accounting policies of the segments are the same as those described in the summary of significant accounting policies discussed above (see Note 2). The crude oil and NGLs transportation and marketing segment was added by acquisition, effective November 1, 1998. The acquisition was accounted for under the purchase method of accounting.

         The below table includes financial information by business segment for the years ended December 31, 2000, 1999 and 1998.

                                 DOWNSTREAM       UPSTREAM
                                  SEGMENT          SEGMENT       CONSOLIDATED
                               -------------    -------------    -------------
2000                                            (IN THOUSANDS)
----
Unaffiliated revenues .......  $     236,687    $   2,851,254    $   3,087,941
Operating expenses,
  including power ...........        118,945        2,825,808        2,944,753
Depreciation and
  amortization expense ......         27,743            7,420           35,163
                               -------------    -------------    -------------
  Operating income ..........         89,999           18,026          108,025
Interest expense, net .......        (30,573)         (13,850)         (44,423)
Equity earnings -- Seaway ...             --           12,214           12,214
Other income, net ...........          1,269              291            1,560
                               -------------    -------------    -------------
Net income ..................  $      60,695    $      16,681    $      77,376
                               =============    =============    =============

Total assets ................  $     755,508    $     867,302    $   1,622,810
Accounts receivable, trade ..         26,182          277,212          303,394
Accounts payable and accrued
  liabilities ...............  $      12,177    $     281,543    $     293,720

                                 DOWNSTREAM       UPSTREAM
                                  SEGMENT          SEGMENT       CONSOLIDATED
                               -------------    -------------    -------------
1999                                           (IN THOUSANDS)
----
Unaffiliated revenues .......  $     230,270    $   1,704,613    $   1,934,883
Operating expenses,
  including power ...........        113,768        1,688,369        1,802,137
Depreciation and
  amortization expense ......         27,109            5,547           32,656
                               -------------    -------------    -------------
  Operating income ..........         89,393           10,697          100,090
Interest expense, net .......        (29,212)            (218)         (29,430)
Other income, net ...........          1,046              414            1,460
                               -------------    -------------    -------------
Net income ..................  $      61,227    $      10,893    $      72,120
                               =============    =============    =============

Total assets ................  $     721,797    $     319,576    $   1,041,373
Accounts receivable, trade ..         22,358          183,408          205,766
Accounts payable and
  accrued liabilities .......  $       7,412    $     194,248    $     201,660

                             TEPPCO PARTNERS, L.P.

                                 DOWNSTREAM        UPSTREAM
                                   SEGMENT          SEGMENT       CONSOLIDATED
                                -------------    -------------    -------------
1998                                             (IN THOUSANDS)
----
Unaffiliated revenues ........  $     211,783    $     217,855    $     429,638
Operating expenses,
  including power ............        107,102          215,632          322,734
Depreciation and
  amortization expense .......         26,040              898           26,938
                                -------------    -------------    -------------
  Operating income ...........         78,641            1,325           79,966
Interest expense, net ........        (28,982)              (7)         (28,989)
Other income, net ............          2,343               21            2,364
                                -------------    -------------    -------------
  Income before
    extraordinary item .......         52,002            1,339           53,341
                                =============    =============    =============

Total assets .................  $     694,636    $     222,283    $     916,919
Accounts receivable, trade ...         17,740           95,801          113,541
Accounts payable and accrued
  liabilities ................  $       8,513    $     109,420    $     117,933

NOTE 16. QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

                           FIRST        SECOND         THIRD         FOURTH
                          QUARTER       QUARTER        QUARTER       QUARTER
                         ---------     ---------      ---------     ---------
                                (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
2000  (1)
----
Operating revenues ..... $ 750,692     $ 747,704      $ 749,898     $ 839,647
Operating income .......    30,767        20,151         21,907        35,200
Net income ............. $  23,881     $  13,570      $  17,189     $  22,736
Basic and diluted
 income per
 Limited Partner and
 Class B Unit  (1) ..... $    0.60     $    0.35      $    0.41     $    0.53

1999
----
Operating revenues ..... $ 286,090     $ 455,351      $ 554,368     $ 639,074
Operating income .......    30,469        21,016         20,406        28,199
Net income .............    23,372        14,029         13,370        21,349
Basic and diluted
 income per Limited
 Partner and Class
 B Unit ................ $    0.64     $    0.38      $    0.32     $    0.57


----------
(1) Per Unit calculation includes 3,700,000 Limited Partner Units issued on October 25, 2000.

NOTE 17.  SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

         In connection with the Partnership's filing of a shelf registration statement on Form S-3 with the Securities and Exchange Commission, TE Products Pipeline Company, Limited Partnership and TCTM, L.P., the Partnership's sole first-tier operating subsidiaries (the "Guarantor Subsidiaries"), may issue unconditional guarantees of senior or subordinated debt securities of the Partnership in the event that the Partnership issues such securities from time to time under the registration statement. In July 2001, the Partnership restructured the ownership of the general partner interests in these first-tier operating subsidiaries to cause them to be wholly-owned by the Partnership. If issued, the guarantees will be full, unconditional and joint and several. For purposes of the following consolidating information, the Partnership and Guarantor Subsidiaries investments in their respective subsidiaries are accounted for by the equity method of accounting.


                                     TEPPCO         GUARANTOR     NON-GUARANTOR
 DECEMBER 31, 2000                PARTNERS, L.P.   SUBSIDIARIES   SUBSIDIARIES
 -----------------                --------------   ------------   ------------
                                               (IN THOUSANDS)
Assets
  Current assets ................ $        6,083   $     52,773   $    315,488
  Property, plant and
    equipment - net .............             --        640,657        309,048
  Equity investments ............        420,433        202,811        236,232
  Intercompany notes receivable .        441,836             --             --
  Other assets ..................          5,322         15,385         48,475
                                  --------------   ------------   ------------
     Total assets ............... $      873,674   $    911,626   $    909,243
                                  ==============   ============   ============
 Liabilities and Partners' Capital
  Current liabilities ........... $        7,206   $     45,085   $    318,049
  Long term debt ................        446,000        389,784             --
  Intercompany notes payable ....             --         48,037        393,799
  Other long term liabilities
    and minority interest .......             --          3,991             --
  Redeemable Class B Units
   held by related party ........        105,411             --             --
  Total partners' capital .......        315,057        424,729        197,395
                                  --------------   ------------   ------------
      Total liabilities and
     partners' capital .......... $      873,674   $    911,626   $    909,243
                                  ==============   ============   ============

                                                        TEPPCO
                                   CONSOLIDATING    PARTNERS, L.P.
 DECEMBER 31, 2000                  ADJUSTMENTS      CONSOLIDATED
 -----------------                 -------------    --------------
                                            (IN THOUSANDS)
Assets
  Current assets ...............   $     (10,947)   $      363,397
  Property, plant and
    equipment - net ............              --           949,705
  Equity investments ...........        (617,828)          241,648
  Intercompany notes receivable         (441,836)               --
  Other assets .................          (1,122)           68,060
                                   -------------    --------------
     Total assets ..............   $  (1,071,733)   $    1,622,810
                                   =============    ==============
 Liabilities and Partners' Capital
  Current liabilities ..........   $     (12,069)   $      358,271
  Long term debt ...............              --           835,784
  Intercompany notes payable ...        (441,836)               --
  Other long term liabilities
    and minority interest ......           4,296             8,287
  Redeemable Class B Units
   held by related party .......              --           105,411
  Total partners' capital ......        (622,124)          315,057
                                   -------------    --------------
      Total liabilities and
     partners' capital .........   $  (1,071,733)   $    1,622,810
                                   =============    ==============



                                      TEPPCO         GUARANTOR     NON-GUARANTOR
 DECEMBER 31, 1999                 PARTNERS, L.P.   SUBSIDIARIES   SUBSIDIARIES
 -----------------                 --------------   ------------   ------------
                                               (IN THOUSANDS)
Assets
  Current assets ................  $           --   $     51,267   $    211,808
  Property, plant and
    equipment - net .............              --        609,870        111,049
  Equity investments ............         337,984        116,872             --
  Other assets ..................              --         19,295         40,502
                                   --------------   ------------   ------------
     Total assets ...............  $      337,984   $    797,304   $    363,359
                                   ==============   ============   ============
 Liabilities and Partners' Capital
  Current liabilities ...........  $        2,358   $     38,066   $    205,488
  Long term debt ................              --        414,753         41,000
  Other long term liabilities
    and minority interest .......              --          3,073             --
  Redeemable Class B Units
    held by related party .......         105,859             --             --
  Total partners' capital .......         229,767        341,412        116,871
                                   --------------   ------------   ------------
       Total liabilities and
     partners' capital ..........  $      337,984   $    797,304   $    363,359
                                   ==============   ============   ============


                                                           TEPPCO
                                       CONSOLIDATING   PARTNERS, L.P.
 DECEMBER 31, 1999                      ADJUSTMENTS     CONSOLIDATED
 -----------------                    --------------   ---------------
                                             (IN THOUSANDS)
Assets
  Current assets ................     $          (66)   $      263,009
  Property, plant and
    equipment - net .............                 --           720,919
  Equity investments ............           (454,856)               --
  Other assets ..................             (2,352)           57,445
                                      --------------    --------------
     Total assets ...............     $     (457,274)   $    1,041,373
                                      ==============    ==============
 Liabilities and Partners'
    Capital
  Current liabilities ...........     $       (2,420)   $      243,492
  Long term debt ................                 --           455,753
  Other long term liabilities
    and minority interest .......              3,429             6,502
  Redeemable Class B Units
    held by related party .......                 --           105,859
  Total partners' capital .......           (458,283)          229,767
                                      --------------    --------------
       Total liabilities and
     partners' capital ..........     $     (457,274)   $    1,041,373
                                      ==============    ==============


                                  TEPPCO          GUARANTOR      NON-GUARANTOR
YEAR ENDED DECEMBER 31, 2000   PARTNERS, L.P.    SUBSIDIARIES    SUBSIDIARIES
----------------------------   --------------    ------------    ------------
                                                (IN THOUSANDS)
Operating revenues ........... $           --    $    229,234    $  2,858,707
Costs and expenses ...........             --         143,793       2,836,123
                               --------------    ------------    ------------
  Operating income ...........             --          85,441          22,584
                               --------------    ------------    ------------
Interest expense - net .......        (17,773)        (27,572)        (16,851)
Equity earnings ..............         77,376          18,602          12,214
Other income - net ...........         17,773           1,694             655
                               --------------    ------------    ------------
  Income before minority
    interest .................         77,376          78,165          18,602
Minority interest ............             --              --              --
                               --------------    ------------    ------------
  Net income ................. $       77,376    $     78,165    $     18,602
                               ==============    ============    ============

                                                    TEPPCO
                               CONSOLIDATING     PARTNERS, L.P.
YEAR ENDED DECEMBER 31, 2000    ADJUSTMENTS       CONSOLIDATED
----------------------------   --------------    --------------
                                        (IN THOUSANDS)
Operating revenues ..........  $           --    $    3,087,941
Costs and expenses ..........              --         2,979,916
                               --------------    --------------
  Operating income ..........              --           108,025
                               --------------    --------------
Interest expense - net ......          17,773           (44,423)
Equity earnings .............         (95,978)           12,214
Other income - net ..........         (17,773)            2,349
                               --------------    --------------
  Income before minority
    interest ................         (95,978)           78,165
Minority interest ...........            (789)             (789)
                               --------------    --------------
  Net income ................  $      (96,767)   $       77,376
                               ==============    ==============



                                  TEPPCO         GUARANTOR      NON-GUARANTOR
YEAR ENDED DECEMBER 31, 1999   PARTNERS, L.P.   SUBSIDIARIES    SUBSIDIARIES
----------------------------   --------------   ------------    -------------
                                               (IN THOUSANDS)
Operating revenues ..........  $           --   $    222,915    $   1,711,968
Costs and expenses ..........              --        138,035        1,696,758
                               --------------   ------------    -------------
   Operating income .........              --         84,880           15,210
                               --------------   ------------    -------------
Interest expense - net ......              --        (26,682)          (2,748)
Equity earnings .............          72,120         13,188               --
Other income - net ..........              --          1,470              726
                               --------------   ------------    -------------
   Income before minority
     interest ...............          72,120         72,856           13,188
Minority interest ...........              --             --               --
                               --------------   ------------    -------------
   Net income ...............  $       72,120   $     72,856    $      13,188
                               ==============   ============    =============

                                                      TEPPCO
                                 CONSOLIDATING     PARTNERS, L.P.
YEAR ENDED DECEMBER 31, 1999      ADJUSTMENTS       CONSOLIDATED
----------------------------     --------------    --------------
                                          (IN THOUSANDS)
Operating revenues ...........   $           --    $    1,934,883
Costs and expenses ...........               --         1,834,793
                                 --------------    --------------
   Operating income ..........               --           100,090
                                 --------------    --------------
Interest expense - net .......               --           (29,430)
Equity earnings ..............          (85,308)               --
Other income - net ...........               --             2,196
                                 --------------    --------------
   Income before minority
     interest ................          (85,308)           72,856
Minority interest ............             (736)             (736)
                                 --------------    --------------
   Net income ................   $      (86,044)   $       72,120
                                 ==============    ==============



                                 TEPPCO          GUARANTOR      NON-GUARANTOR
YEAR ENDED DECEMBER 31, 1998  PARTNERS, L.P.    SUBSIDIARIES    SUBSIDIARIES
----------------------------  --------------    ------------    -------------
                                               (IN THOUSANDS)
Operating revenues .......... $           --    $    206,259    $     223,379
Costs and expenses ..........             --         130,934          218,738
                              --------------    ------------    -------------
   Operating income .........             --          75,325            4,641
                              --------------    ------------    -------------
Interest expense - net ......             --         (27,095)          (1,894)
Equity earnings .............        (19,426)          2,855               --
Other income - net ..........             --           2,800              108
                              --------------    ------------    -------------
    Income (loss) before
      minority interest and
      extraordinary item ....        (19,426)         53,885            2,855
Minority interest ...........             --              --               --
Extraordinary loss on debt
   extinguishment ...........             --         (73,509)              --
                              --------------    ------------    -------------
    Net income (loss) ....... $      (19,426)   $    (19,624)   $       2,855
                              ==============    ============    =============

                                                       TEPPCO
                                 CONSOLIDATING     PARTNERS, L.P.
YEAR ENDED DECEMBER 31, 1998       ADJUSTMENTS      CONSOLIDATED
----------------------------     --------------    --------------
                                         (IN THOUSANDS)
Operating revenues ...........   $           --    $      429,638
Costs and expenses ...........               --           349,672
                                 --------------    --------------
   Operating income ..........               --            79,966
                                 --------------    --------------
Interest expense - net .......               --           (28,989)
Equity earnings ..............           16,571                --
Other income - net ...........               --             2,908
                                 --------------    --------------
    Income (loss) before
      minority interest and
      extraordinary item .....           16,571            53,885
Minority interest ............             (544)             (544)
Extraordinary loss on debt
   extinguishment ............              742           (72,767)
                                 --------------    --------------
    Net income (loss) ........   $       16,769    $      (19,426)
                                 ==============    ==============


                                   TEPPCO       GUARANTOR    NON-GUARANTOR
YEAR ENDED DECEMBER 31, 2000    PARTNERS, L.P. SUBSIDIARIES  SUBSIDIARIES
----------------------------    -------------- ------------  -------------
                                              (IN THOUSANDS)
Cash flows from
operating activities
Net income ....................   $   77,376     $ 78,165      $  18,602
   Adjustments to reconcile
    net income to net cash
    provided by operating
    activities:
    Depreciation and
      amortization ............           --       25,728          9,435
    Equity earnings,
      net of distributions ....        4,025       (1,962)       (10,260)
    Changes in assets and
      liabilities and other ...        7,242        1,046            845
                                  ----------     --------      ---------
        Net cash provided by
          operating activities        88,643      102,977         18,622
                                  ----------     --------      ---------
  Cash flows from investing
    activities ................     (535,048)     (67,225)      (434,113)

  Cash flows from financing
    activities ................      446,405      (42,870)       417,112
                                  ----------     --------      ---------
  Net increase (decrease) in
    cash and cash equivalents .           --       (7,118)         1,621
  Cash and cash equivalents
    at beginning of period ....           --       16,284         16,309
                                  ----------     --------      ---------
  Cash and cash equivalents
    at end of period ..........   $       --     $  9,166      $  17,930
                                  ==========     ========      =========

                                                    TEPPCO
                                  CONSOLIDATING  PARTNERS, L.P.
YEAR ENDED DECEMBER 31, 2000       ADJUSTMENTS   CONSOLIDATED
----------------------------      -------------  --------------
                                         (IN THOUSANDS)
Cash flows from
operating activities
Net income ....................   $  (96,767)      $  77,376
   Adjustments to reconcile
    net income to net cash
    provided by operating
    activities:
    Depreciation and
      amortization ............           --          35,163
    Equity earnings,
      net of distributions ....       (1,887)        (10,084)
    Changes in assets and
      liabilities and other ...       (3,543)          5,590
                                  ----------       ---------
        Net cash provided by
          operating activities      (102,197)        108,045
                                  ----------       ---------
  Cash flows from investing
    activities ................      542,192        (494,194)

  Cash flows from financing
    activities ................     (439,995)        380,652
                                  ----------       ---------
  Net increase (decrease) in
    cash and cash equivalents..           --          (5,497)
  Cash and cash equivalents
    at beginning of period ....           --          32,593
                                  ----------       ---------
  Cash and cash equivalents
    at end of period ..........   $       --       $  27,096
                                  ==========       =========

                                     TEPPCO       GUARANTOR    NON-GUARANTOR
YEAR ENDED DECEMBER 31, 1999     PARTNERS, L.P.  SUBSIDIARIES  SUBSIDIARIES
----------------------------     --------------  ------------  -------------
                                                 (IN THOUSANDS)
Cash flows from
operating activities
Net income ....................  $       72,120  $     72,856  $      13,188
   Adjustments to reconcile
    net income to net cash
    provided by operating
    activities:
     Depreciation and
       amortization ...........              --        25,094          7,562
     Equity earnings,
       net of distributions ...          (3,561)       (5,144)            --
     Changes in assets and
       liabilities and other...             369           451         (2,917)
                                 --------------  ------------  -------------
   Net cash provided by
     operating activities .....          68,928        93,257         17,833
                                 --------------  ------------  -------------

Cash flows from investing
  activities ..................              --       (66,282)       (10,359)


Cash flows from financing
  activities ..................         (68,928)      (44,628)        (4,651)
                                 --------------  ------------  -------------
Net increase (decrease)
  in cash and cash
  equivalents .................              --       (17,653)         2,823
Cash and cash equivalents
   at beginning of period .....              --        33,937         13,486
                                 --------------  ------------  -------------
Cash and cash equivalents
  at end of period ............  $           --  $     16,284  $      16,309
                                 ==============  ============  =============

                                   TEPPCO
                                 CONSOLIDATING   PARTNERS, L.P.
YEAR ENDED DECEMBER 31, 1999      ADJUSTMENTS     CONSOLIDATED
----------------------------     -------------   --------------
                                        (IN THOUSANDS)
Cash flows from
operating activities
Net income ....................  $      (86,044) $       72,120
   Adjustments to reconcile
    net income to net cash
    provided by operating
    activities:
     Depreciation and
       amortization ...........              --          32,656
     Equity earnings,
       net of distributions ...           9,098             393
     Changes in assets and
        liabilities and other .              (2)         (2,099)
                                 --------------  --------------
   Net cash provided by
     operating activities .....         (76,948)        103,070
                                 --------------  --------------

Cash flows from investing
  activities ..................              --         (76,641)


Cash flows from financing
  activities ..................          76,948         (41,259)
                                 --------------  --------------
Net increase (decrease)
  in cash and cash
  equivalents .................              --         (14,830)
Cash and cash equivalents
   at beginning of period .....              --          47,423
                                 --------------  --------------
Cash and cash equivalents
  at end of period ............  $           --  $       32,593
                                 ==============  ==============

                                        TEPPCO       GUARANTOR     NON-GUARANTOR
YEAR ENDED DECEMBER 31, 1998        PARTNERS, L.P.  SUBSIDIARIES   SUBSIDIARIES
----------------------------        --------------  ------------   -------------
                                                   (IN THOUSANDS)
Cash flows from
operating activities
Net income (loss) ................. $      (19,426) $    (19,624)  $       2,855
   Adjustments to reconcile net
     income (loss) to net cash
     provided by operating
     activities:
      Depreciation and
        amortization ..............             --        24,529           2,409
      Extraordinary loss
        on debt
        extinguishment ............             --        73,509              --
      Equity earnings, net
        of distributions ..........         75,627        (2,666)             --
      Changes in assets and
        liabilities and other .....          1,989         3,381           8,822
                                    --------------  ------------   -------------
Net cash provided by
  operating activities ............         58,190        79,129          14,086
                                    --------------  ------------   -------------

Cash flows from
  investing activities ............             --       (19,828)        (42,711)

Cash flows from
  financing activities ............        (58,190)      (69,325)         42,111
                                    --------------  ------------   -------------
Net increase (decrease)
  in cash and cash
  equivalents .....................             --       (10,024)         13,486
Cash and cash equivalents
  at beginning of period ..........             --        43,961              --
                                    --------------  ------------   -------------
Cash and cash equivalents
  at end of period ................ $           --  $     33,937   $      13,486
                                    ==============  ============   =============

                                                        TEPPCO
                                    CONSOLIDATING   PARTNERS, L.P.
YEAR ENDED DECEMBER 31, 1998         ADJUSTMENTS     CONSOLIDATED
----------------------------        --------------  --------------
                                            (IN THOUSANDS)
Cash flows from
operating activities
Net income (loss) ................. $       16,769  $      (19,426)
   Adjustments to reconcile net
     income (loss) to net cash
     provided by operating
     activities:
      Depreciation and
        amortization ..............             --          26,938
      Extraordinary loss
        on debt
        extinguishment ............           (742)         72,767
      Equity earnings, net
        of distributions ..........        (72,772)            189
      Changes in assets and
        liabilities and other .....         (1,445)         12,747
                                    --------------  --------------
Net cash provided by
  operating activities ............        (58,190)         93,215
                                    --------------  --------------

Cash flows from
  investing activities ............             --         (62,539)

Cash flows from
  financing activities ............         58,190         (27,214)
                                    --------------  --------------
Net increase (decrease)
  in cash and cash
  equivalents .....................             --           3,462
Cash and cash equivalents
  at beginning of period ..........             --          43,961
                                    --------------  --------------
Cash and cash equivalents
  at end of period ................ $           --  $       47,423
                                    ==============  ==============

                              TEPPCO PARTNERS, L.P.

                          CONSOLIDATED BALANCE SHEETS
                                 (in thousands)



                                                       MARCH 31,   DECEMBER 31,
                                                         2001          2000
                                                     ------------  ------------
                                                     (UNAUDITED)
                                   ASSETS
Current assets:
  Cash and cash equivalents ........................ $     16,812  $     27,096
  Accounts receivable, trade .......................      264,844       303,394
  Inventories ......................................       27,361        24,784
  Other ............................................        9,221         8,123
                                                     ------------  ------------
     Total current assets ..........................      318,238       363,397
                                                     ------------  ------------
Property, plant and equipment, at cost (Net of
  accumulated depreciation and amortization of
  $260,345 and $251,165) ...........................      969,917       949,705
Equity investments .................................      238,295       241,648
Intangible assets ..................................       36,746        38,388
Other assets .......................................       33,341        29,672
                                                     ------------  ------------
     Total assets .................................. $  1,596,537  $  1,622,810
                                                     ============  ============

                      LIABILITIES AND PARTNERS' CAPITAL

Current liabilities:
  Accounts payable and accrued liabilities ......... $    264,333  $    293,720
  Accounts payable, general partner ................        6,393         6,637
  Accrued interest .................................        7,134        18,633
  Other accrued taxes ..............................        8,797        10,501
  Other ............................................       26,525        28,780
                                                     ------------  ------------
     Total current liabilities .....................      313,182       358,271
                                                     ------------  ------------
Senior Notes .......................................      389,791       389,784
Other long-term debt ...............................      413,000       446,000
Other liabilities and deferred credits .............       10,538         3,991
Minority interest ..................................        4,883         4,296
Redeemable Class B Units held by related party .....      105,547       105,411
Partners' capital:
  General partner's interest .......................        2,749         1,824
  Limited partners' interests ......................      369,211       313,233
  Accumulated other comprehensive loss .............      (12,364)           --
                                                     ------------  ------------
     Total partners' capital .......................      359,596       315,057
                                                     ------------  ------------
     Total liabilities and partners' capital ....... $  1,596,537  $  1,622,810
                                                     ============  ============

          See accompanying Notes to Consolidated Financial Statements.

                              TEPPCO PARTNERS, L.P.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)


                                                      THREE MONTHS     THREE MONTHS
                                                          ENDED           ENDED
                                                        MARCH 31,       MARCH 31,
                                                          2001            2000
                                                      ------------     ------------
Operating revenues:
  Sales of crude oil and petroleum products ......    $    707,481     $    682,785
  Transportation - Refined products ..............          26,181           28,030
  Transportation - LPGs ..........................          24,999           23,117
  Transportation - crude oil and NGLs ............          10,909            4,129
  Mont Belvieu operations ........................           2,897            4,471
  Other - Net ....................................          12,768            8,160
                                                      ------------     ------------
    Total operating revenues .....................         785,235          750,692
                                                      ------------     ------------

Costs and expenses:
  Purchases of crude oil and petroleum products ..         698,576          677,413
  Operating, general and administrative ..........          27,950           24,234
  Operating fuel and power .......................           8,614            7,513
  Depreciation and amortization ..................           9,907            8,247
  Taxes - other than income taxes ................           3,882            2,518
                                                      ------------     ------------
    Total costs and expenses .....................         748,929          719,925
                                                      ------------     ------------

    Operating income .............................          36,306           30,767

Interest expense .................................         (16,294)          (8,434)
Interest capitalized .............................             345            1,010
Equity earnings - Seaway Crude Pipeline Company ..           5,206               --
Other income - net ...............................             434              782
                                                      ------------     ------------
    Income before minority interest ..............          25,997           24,125
Minority interest ................................            (262)            (244)
                                                      ------------     ------------

    Net Income ...................................    $     25,735     $     23,881
                                                      ============     ============

Net Income Allocation:
Limited Partner Unitholders ......................    $     18,611     $     17,533
Class B Unitholder ...............................           2,192            2,368
General Partner ..................................           4,932            3,980
                                                      ------------     ------------
    Total net income allocated ...................    $     25,735     $     23,881
                                                      ============     ============

Basic and diluted net income per Limited Partner
      and Class B Unit ...........................    $       0.55     $       0.60
                                                      ============     ============

Weighted average Limited Partner and Class B Units
   outstanding ...................................          37,889           32,917


          See accompanying Notes to Consolidated Financial Statements.

                              TEPPCO PARTNERS, L.P.

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (UNAUDITED)
                                 (IN THOUSANDS)




                                                     THREE MONTHS  THREE MONTHS
                                                        ENDED         ENDED
                                                       MARCH 31,    MARCH 31,
                                                         2001          2000
                                                     ------------  ------------
Cash flows from operating activities:
 Net income ........................................ $     25,735  $     23,881
  Depreciation and amortization ....................        9,907         8,247
  Earnings in equity investments,
    net of distributions ...........................        6,300           (78)
  Noncash portion of interest expense ..............          520            98
  Decrease (increase) in accounts
    receivable, trade ..............................       38,550       (37,507)
  Decrease (increase) in inventories ...............       (2,577)        4,737
  Increase in other current assets .................       (1,099)         (588)
  Increase (decrease) in accounts
    payable and accrued expenses ...................      (51,236)       29,856
  Other ............................................       (3,475)          124
                                                     ------------  ------------
    Net cash provided by operating activities ......       22,625        28,770
                                                     ------------  ------------

Cash flows from investing activities:
  Proceeds from cash investments ...................        1,000            --
  Purchase of crude oil assets .....................      (20,000)           --
  Proceeds from the sale of assets .................        1,300            --
  Investment in Centennial Pipeline Company ........       (2,947)           --
  Capital expenditures .............................      (10,940)      (18,013)
                                                     ------------  ------------
    Net cash used in investing activities ..........      (31,587)      (18,013)
                                                     ------------  ------------

Cash flows from financing activities:
  Proceeds from term loan and revolving
    credit facility ................................        8,000        20,000
  Repayment on revolving credit facility ...........      (41,000)           --
  Proceeds from the issuance of Limited
    Partner Units, net .............................       54,588            --
  General Partner contributions ....................        1,114            --
  Distributions ....................................      (24,024)      (18,305)
                                                     ------------  ------------
    Net cash provided by (used in)
      financing activities .........................       (1,322)        1,695
                                                     ------------  ------------

Net increase (decrease) in cash and
  cash equivalents .................................      (10,284)       12,452

Cash and cash equivalents at beginning
  of period ........................................       27,096        32,593
                                                     ------------  ------------
Cash and cash equivalents at end of
  period ........................................... $     16,812  $     45,045
                                                     ============  ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS:
  Interest paid during the period (net
    of capitalized interest) ....................... $     26,656  $     13,835
                                                     ============  ============

          See accompanying Notes to Consolidated Financial Statements.

                             TEPPCO PARTNERS, L.P.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

NOTE 1.  ORGANIZATION AND BASIS OF PRESENTATION

         TEPPCO Partners, L.P. (the "Partnership"), a Delaware limited partnership, was formed in March 1990. The Partnership operates through TE Products Pipeline Company, Limited Partnership (the "Downstream Segment") and TCTM, L.P. (the "Upstream Segment"). Collectively the Downstream Segment and the Upstream Segment are referred to as "the Operating Partnerships." The Partnership owns a 99% interest as the sole limited partner in both the Downstream Segment and Upstream Segment.

         On March 31, 2000, Texas Eastern Products Pipeline Company, a Delaware corporation and general partner of the Partnership and the Operating Partnerships, was converted into Texas Eastern Products Pipeline Company, LLC (the "Company" or "General Partner"), a Delaware limited liability company. Additionally on March 31, 2000, Duke Energy Corporation ("Duke Energy"), contributed its ownership of the General Partner to Duke Energy Field Services, LP ("DEFS"). DEFS is a joint venture between Duke Energy and Phillips Petroleum Company. Duke Energy holds a majority interest in DEFS.

         The Company owns a 1% general partner interest in the Partnership and a 1% general partner interest in each Operating Partnership. The Company, as general partner, performs all management and operating functions required for the Partnership pursuant to the Agreements of Limited Partnership of TEPPCO Partners, L.P., TE Products Pipeline Company, Limited Partnership and TCTM, L.P. (the "Partnership Agreements"). The General Partner is reimbursed by the Partnership for all reasonable direct and indirect expenses incurred in managing the Partnership.

         In July 2001, the Partnership restructured the ownership of the general partner interests in the Operating Partnerships to cause them to be wholly-owned by the Partnership. As of such date, a wholly-owned subsidiary of the Partnership has succeeded the Company as general partner of each of the Operating Partnerships and the new general partner owns a .001% general partner interest in each of the Operating Partnerships.

         The accompanying unaudited consolidated financial statements reflect all adjustments, which are, in the opinion of management, of a normal and recurring nature and necessary for a fair statement of the financial position of the Partnership as of March 31, 2001, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2001, are not necessarily indicative of results of operations for the full year 2001. The interim financial statements should be read in conjunction with the Partnership's consolidated financial statements and notes thereto presented in the TEPPCO Partners, L.P. Annual Report on Form 10-K for the year ended December 31, 2000. Certain amounts from the prior year have been reclassified to conform to current presentation.

         The Partnership operates in two segments: refined products and liquefied petroleum gases ("LPGs") transportation (Downstream Segment); and crude oil and natural gas liquids ("NGLs") transportation and marketing (Upstream Segment). The Partnership's reportable segments offer different products and services and are managed separately because each requires different business strategies. The Upstream Segment was acquired as a unit in November 1998, and the management at the time of the acquisition was retained. The Partnership's interstate transportation operations, including rates charged to customers, are subject to regulations prescribed by the Federal Energy Regulatory Commission ("FERC"). Refined products, LPGs, crude oil and NGLs are referred to herein, collectively, as "petroleum products" or "products.

         Basic net income per Unit is computed by dividing net income, after deduction of the general partner's interest, by the weighted average number of Limited Partner Units and Class B Units outstanding (a total of 37.9 million Units for the three months ended March 31, 2001, and 32.9 million Units for the three months ended March 31, 2000). The General Partner's percentage interest in net income is based on its percentage of cash distributions from Available Cash for each period (see Note 7. Quarterly Distributions of Available Cash). The General Partner was allocated $4.9 million (representing 19.17%) and $4.0 million (representing 16.66%) of net income for the three months ended March 31, 2001, and 2000, respectively.

                              TEPPCO PARTNERS, L.P.

                                   (UNAUDITED)


         Diluted net income per Unit is similar to the computation of basic net income per Unit above, except that the denominator was increased to include the dilutive effect of outstanding Unit options by application of the treasury stock method. For the quarters ended March 31, 2001 and 2000, the denominator was increased by 26,180 Units and 19,457 Units, respectively.

NOTE 2. NEW ACCOUNTING PRONOUNCEMENTS

         Effective January 1, 2001, the Partnership adopted Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities. This statement establishes accounting and reporting standards requiring that derivative instruments (including certain derivative instruments embedded in other contracts) be recorded at fair value and included in the balance sheet as assets or liabilities. The accounting for changes in the fair value of a derivative instrument depends on the intended use of the derivative and the resulting designation, which is established at the inception of a derivative. Special accounting for derivatives qualifying as fair value hedges allows a derivative's gains and losses to offset related results on the hedged item in the statement of income. For derivative instruments designated as cash flow hedges, changes in fair value, to the extent the hedge is effective, are recognized in other comprehensive income until the hedged item is recognized in earnings. Hedge effectiveness is measured at least quarterly based on the relative cumulative changes in fair value between the derivative contract and the hedged item over time. Any change in fair value resulting from ineffectiveness, as defined by SFAS 133, is recognized immediately in earnings.

         Adoption of SFAS 133 at January 1, 2001 resulted in the recognition of $10.1 million of derivative liabilities, $4.1 million of which are included in current liabilities and $6.0 million of which are included in other noncurrent liabilities on the Partnership's balance sheet, and $10.1 million of hedging losses included in accumulated other comprehensive loss, a component of Partners' capital, as the cumulative effect of the change in accounting principle. The hedging losses included in accumulated other comprehensive loss will be transferred to earnings as the forecasted transactions actually occur. Approximately $4.1 million of the loss included in accumulated other comprehensive loss as of January 1, 2001 is anticipated to be transferred into earnings over the next twelve months. The cumulative effect of the accounting change had no effect on the Partnership's net income or its earnings per Unit amounts for the quarter ended March 31, 2001. Amounts were determined as of January 1, 2001 based on quoted market values, the Partnership's portfolio of derivative instruments, and the Partnership's measurement of hedge effectiveness.

         From time to time, the Partnership has utilized and expects to continue to utilize derivative financial instruments with respect to a portion of its interest rate risks and its crude oil marketing activities to achieve a more predictable cash flow by reducing its exposure to interest rate and crude oil price fluctuations. These transactions generally are swaps and forwards and are entered into with major financial institutions or commodities trading institutions. Derivative financial instruments used in the Partnership's Upstream Segment are intended to reduce the Partnership's exposure to fluctuations in the market price of crude oil, while derivative financial instruments related to the Partnership's interest rate risks are intended to reduce the Partnership's exposure to increases in the benchmark interest rates underlying the Partnership's variable rate revolving credit facility. Through December 31, 2000, gains and losses from financial instruments used in the Partnership's Upstream Segment have been recognized in revenues for the periods to which the derivative financial instruments relate and gain and losses from its interest rate financial instruments have been recognized in interest expense for the periods to which the derivative financial instrument relate.

         As of March 31, 2001, the Upstream Segment had open positions on certain speculative option contracts. During the three months ended March 31, 2001, a loss of $13,000 was recognized on such contracts.

                              TEPPCO PARTNERS, L.P.

                                   (UNAUDITED)



         Also as of March 31, 2001, the Partnership had in place an interest rate swap agreement to hedge its exposure to increases in the benchmark interest rate underlying the variable rate revolving credit facilities. The swap agreement is based on a notional amount of $250 million. Under the swap agreement, the Partnership pays a fixed rate of interest of 7.17% and receives a floating rate based on a three month USD LIBOR rate. The interest rate swap is designated as a cash flow hedge, therefore, the changes in fair value, to the extent the swap is effective, are recognized in other comprehensive income until the hedged interest costs are recognized in earnings. During the quarter ended March 31, 2001, the Partnership recognized $0.8 million in losses, included in interest expense, on the interest rate swap attributable to interest costs occurring in the first quarter of 2001. No gain or loss from ineffectiveness was required to be recognized. The fair value of the interest rate swap agreement was a loss of approximately $13.7 million at March 31, 2001. Approximately $6.1 million (inclusive of the $4.1 million related to the cumulative effect of the accounting change not yet recognized) of such amount is anticipated to be transferred into earnings over the next twelve months.

         During the first quarter of 2001, the Partnership executed three treasury rate lock agreements to hedge its exposure to increases in the treasury rate that will be used to establish the fixed interest rate for the debt offering that is probable to occur in the second quarter of 2001. The treasury rate lock agreements are based on notional amounts of $200 million, $100 million and $100 million. Under the treasury rate lock agreements, the Partnership pays a fixed rate of interest of 5.0%, 4.9% and 4.8%, respectively, and receives a floating rate based on the three month treasury rate. The treasury rate locks are designated as cash flow hedges, therefore, the changes in fair value, to the extent the treasury rate locks are effective, are recognized in other comprehensive income until the actual debt offering occurs. Upon completion of the debt offering, the realized gain or loss on the treasury rate locks will be amortized out of accumulated other comprehensive income into interest expense over the life of the debt obligation. The fair value of the three treasury rate locks was a gain of approximately $1.3 million at March 31, 2001.

NOTE 3. ACQUISITIONS

         On July 20, 2000, the Partnership completed an acquisition of ARCO Pipe Line Company ("ARCO"), a wholly owned subsidiary of Atlantic Richfield Company, for $322.6 million, which included $4.1 million of acquisition related costs. The purchase included ARCO's 50-percent ownership interest in Seaway Crude Pipeline Company ("Seaway"), which owns a pipeline that carries mostly imported crude oil from a marine terminal at Freeport, Texas, to Cushing, Oklahoma, and from a marine terminal at Texas City, Texas to refineries in the Texas City and Houston areas. The Partnership assumed ARCO's role as operator of this pipeline. The Partnership also acquired: (i) ARCO's crude oil terminal facilities in Cushing and Midland, Texas, including the line transfer and pumpover business at each location; (ii) an undivided ownership interest in both the Rancho Pipeline, a crude oil pipeline from West Texas to Houston, and the Basin Pipeline, a crude oil pipeline running from Jal, New Mexico, through Midland to Cushing, both of which are operated by another joint owner; and (iii) the receipt and delivery pipelines known as the West Texas Trunk System, which is located around the Midland terminal. The acquisition was accounted for under the purchase method of accounting. Accordingly, the results of the acquisition are included in the consolidated statements of income from July 20, 2000.

                              TEPPCO PARTNERS, L.P.

                                   (UNAUDITED)



         The following table presents the unaudited pro forma results of the Partnership as though the acquisition of ARCO occurred at the beginning of 2000 (in thousands, except per Unit amounts).


                                                              QUARTER ENDED
                                                              MARCH 31, 2000
                                                              --------------
Revenues................................................         $758,197
Net Income..............................................           22,302
Basic and diluted net income per Limited
    Partner and Class B Unit............................         $   0.56

NOTE 4. INVENTORIES

         Inventories are carried at the lower of cost (based on weighted average cost method) or market. The major components of inventories were as follows (in thousands):


                                   MARCH 31,      DECEMBER 31,
                                     2001            2000
                                 ------------     ------------
Crude oil ..................     $     15,070     $     14,635
Gasolines ..................            4,197            3,795
Butanes ....................              454              267
Fuel oil ...................              242               82
Other products .............            3,650            2,693
Materials and supplies .....            3,748            3,312
                                 ------------     ------------
          Total ............     $     27,361     $     24,784
                                 ============     ============

         The costs of inventories did not exceed market values at March 31, 2001, and December 31, 2000.

NOTE 5. EQUITY INVESTMENTS

         Seaway is a partnership between the Upstream Segment and Phillips Petroleum Company ("Phillips"). The Upstream Segment purchased its 50-percent ownership interest in Seaway on July 20, 2000 (see Note 3. Acquisitions). The Seaway Crude Pipeline Company Partnership Agreement provides for varying participation ratios throughout the life of the Seaway Partnership. From July 20, 2000, through May 2002, the Upstream Segment receives 80% of revenue and expense of Seaway. From June 2002 until May 2006, the Upstream Segment receives 60% of revenue and expense of Seaway. Thereafter, the sharing ratio becomes 40% of revenue and expense to the Upstream Segment.


         The Partnership uses the equity method of accounting for its investment in Seaway. Summarized financial information for Seaway as of and for the three months ended March 31, 2001 is presented below (in thousands):


Current assets .............     $     23,960
Non current assets .........          286,264
Current liabilities ........            2,395
Partners' capital ..........          307,829
Revenues ...................           15,486
Net income .................     $      6,978

                             TEPPCO PARTNERS, L.P.

                                  (UNAUDITED)



NOTE 6. LONG TERM DEBT

SENIOR NOTES

         On January 27, 1998, the Downstream Segment completed the issuance of $180 million principal amount of 6.45% Senior Notes due 2008, and $210 million principal amount of 7.51% Senior Notes due 2028 (collectively the "Senior Notes"). The 6.45% Senior Notes due 2008 are not subject to redemption prior to January 15, 2008. The 7.51% Senior Notes due 2028 may be redeemed at any time after January 15, 2008, at the option of the Downstream Segment, in whole or in part, at a premium.

         The Senior Notes do not have sinking fund requirements. Interest on the Senior Notes is payable semiannually in arrears on January 15 and July 15 of each year. The Senior Notes are unsecured obligations of the Downstream Segment and will rank on a parity with all other unsecured and unsubordinated indebtedness of the Downstream Segment. The indenture governing the Senior Notes contains covenants, including, but not limited to, covenants limiting the creation of liens securing indebtedness and sale and leaseback transactions. However, the indenture does not limit the Partnership's ability to incur additional indebtedness.

OTHER LONG TERM DEBT AND CREDIT FACILITIES

         On July 14, 2000, the Partnership entered into a $75 million term loan and a $475 million revolving credit facility. On July 21, 2000, the Partnership borrowed $75 million under the term loan and $340 million under the revolving credit facility. The funds were used to finance the acquisition of the ARCO assets (see Note 3. Acquisitions) and to refinance existing credit facilities, other than the Senior Notes. The term loan was repaid from proceeds received from the issuance of additional Limited Partner Units on October 25, 2000. The revolving facility has a three year maturity. The interest rate is based on the Partnership's option of either the lender's base rate plus a spread, or LIBOR plus a spread in effect at the time of the borrowings. The credit agreements contain restrictive financial covenants that require the Partnership to maintain a minimum level of partners' capital as well as maximum debt-to-EBITDA (earnings before interest expense, income tax expense and depreciation and amortization expense) and minimum fixed charge coverage ratios. At March 31, 2001, $413 million was outstanding under the revolving credit facility at a weighted average interest rate of 6.4% (see Note 11. Subsequent Events).

         On July 21, 2000, the Partnership entered into a three year swap agreement to hedge its exposure on the variable rate credit facilities. The swap agreement is based on a notional amount of $250 million. Under the swap agreement, the Partnership pays a fixed rate of interest of 7.17% and receives a floating rate based on a three month USD LIBOR rate.

NOTE 7. QUARTERLY DISTRIBUTIONS OF AVAILABLE CASH

         The Partnership makes quarterly cash distributions of all of its Available Cash, generally defined as consolidated cash receipts less consolidated cash disbursements and cash reserves established by the General Partner in its sole discretion. Pursuant to the Partnership Agreement, the Company receives incremental incentive cash distributions on the portion that cash distributions on a per Unit basis exceed certain target thresholds as follows:

                             TEPPCO PARTNERS, L.P.

                                  (UNAUDITED)


                                                                  GENERAL
                                                    UNITHOLDERS   PARTNER
                                                    -----------   -------
Quarterly Cash Distribution per Unit:
   Up to Minimum Quarterly Distribution
     ($0.275 per Unit) ..........................         98%          2%
   First Target - $0.276 per Unit up to
     $0.325 per Unit ............................         85%         15%
   Second Target - $0.326 per Unit up
     to $0.45 per Unit ..........................         75%         25%
   Over Second Target - Cash distributions
     greater than $0.45 per Unit ................         50%         50%

         The following table reflects the allocation of total distributions paid for the three month periods ended March 31, 2001 and 2000 (in thousands, except per Unit amounts).


                                           THREE MONTHS ENDED MARCH 31,
                                          ------------------------------
                                              2001             2000
                                          ------------      ------------
Limited Partner Units ..............      $     17,167      $     13,775
1% General Partner Interest ........               194               158
General Partner Incentive ..........             4,364             2,327
                                          ------------      ------------
      Total Partners' Capital
         Cash Distributions ........            21,725            16,260
Class B Units ......................             2,056             1,860
Minority Interest ..................               243               185
                                          ------------      ------------
      Total Cash Distributions
         Paid ......................      $     24,024      $     18,305
                                          ============      ============

Total Cash Distributions Paid
         Per Unit ..................      $      0.525      $      0.475
                                          ============      ============

         On April 20, 2001, the Partnership declared a cash distribution of $0.525 per Limited Partner Unit and Class B Unit for the quarter ended March 31, 2001. The distribution was paid on May 4, 2001, to Unitholders of record on April 30, 2001.

NOTE 8. SEGMENT DATA

         The Partnership operates in two segments: refined products and LPGs transportation, which operates through the Downstream Segment; and crude oil and NGLs transportation and marketing, which operates through the Upstream Segment.

         The Downstream Segment is involved in the interstate transportation, storage and terminaling of petroleum products and LPGs, intrastate transportation of petrochemicals and the fractionation of NGLs. Revenues are derived from the transportation of refined products and LPGs, the storage and short-haul shuttle transportation of LPGs at the Mont Belvieu, Texas, complex, sale of product inventory and other ancillary services. The Downstream Segment is one of the largest pipeline common carriers of refined petroleum products and LPGs in the United States. The Partnership owns and operates a pipeline system extending from southeast Texas through the central and midwestern United States to the northeastern United States.

         The Upstream Segment gathers, stores, transports and markets crude oil principally in Oklahoma, Texas and the Rocky Mountain region; operates two trunkline NGL pipelines in South Texas and three NGL pipelines in East Texas; and distributes lube oils and specialty chemicals to industrial and commercial accounts. On July 20, 2000, the Partnership completed its acquisition of assets from ARCO (see Note 3. Acquisitions). The acquisition was accounted for under the purchase method of accounting. The results of the acquisition have been included in the Upstream Segment since the purchase on July 20, 2000.

         The table below includes interim financial information by business segment for the interim periods ended March 31, 2001 and 2000 (in thousands):

                             TEPPCO PARTNERS, L.P.

                                  (UNAUDITED)




                                       THREE MONTHS ENDED MARCH 31, 2001
                                    ------------------------------------------
2001                                 DOWNSTREAM      UPSTREAM
----                                   SEGMENT       SEGMENT      CONSOLIDATED
                                    ------------   ------------   ------------

Unaffiliated revenues ............. $     64,105   $    721,130   $    785,235
Operating expenses, including
   power ..........................       27,566        711,456        739,022
Depreciation and amortization
   expense ........................        7,177          2,730          9,907
                                    ------------   ------------   ------------
      Operating income ............       29,362          6,944         36,306
Interest expense, net .............       (8,335)        (7,614)       (15,949)
Equity earnings - Seaway Crude
   Pipeline Company ...............           --          5,206          5,206
Other income, net .................          112             60            172
                                    ------------   ------------   ------------
      Net income .................. $     21,139   $      4,596   $     25,735
                                    ============   ============   ============


Total assets ...................... $    740,588   $    855,949   $  1,596,537
Accounts receivable, trade ........       16,586        248,258        264,844
Accounts payable and accrued
   liabilities .................... $     11,112   $    253,221   $    264,333


                                       THREE MONTHS ENDED MARCH 31, 2000
                                    ------------------------------------------
2000                                 DOWNSTREAM     UPSTREAM
----                                  SEGMENT        SEGMENT      CONSOLIDATED
                                    ------------   ------------   ------------

Unaffiliated revenues ............. $     63,778   $    686,914   $    750,692
Operating expenses, including
   power ..........................       28,657        683,021        711,678
Depreciation and amortization
   expense.........................        6,783          1,464          8,247
                                    ------------   ------------   ------------
      Operating income ............       28,338          2,429         30,767
Interest expense, net .............       (7,310)          (114)        (7,424)
Other income, net .................          393            145            538
                                    ------------   ------------   ------------
      Net income .................. $     21,421   $      2,460   $     23,881
                                    ============   ============   ============

Total assets ...................... $    737,111   $    359,639   $  1,096,750
Accounts receivable, trade ........       15,949        227,324        243,273
Accounts payable and accrued
   liabilities .................... $      7,188   $    234,776   $    241,964

NOTE 9. CONTINGENCIES

         In the fall of 1999 and on December 1, 2000, the Company and the Partnership were named as defendants in two separate lawsuits in Jackson County Circuit Court, Jackson County, Indiana, in Ryan E. McCleery and Marcia S. McCleery, et al. v. Texas Eastern Corporation, et al. (including the Company and Partnership) and Gilbert Richards and Jean Richards v. Texas Eastern Corporation, et. al. In both cases plaintiffs contend, among other things, that the Company and other defendants stored and disposed of toxic and hazardous substances and hazardous wastes in a manner that caused the materials to be released into the air, soil and water. They further contend that the release caused damages to the plaintiffs. In their Complaints, the plaintiffs allege strict liability for both personal injury and property damage together with gross negligence, continuing nuisance, trespass, criminal mischief and loss of consortium. The plaintiffs are seeking compensatory, punitive and treble damages. The Company has filed an Answer to both complaints, denying the allegations, as well as various other motions. These cases are in the early stages of discovery and are not covered by insurance. The Company is defending itself vigorously against the lawsuits. The Partnership cannot estimate the loss, if any, associated with these pending lawsuits.

                             TEPPCO PARTNERS, L.P.

                                  (UNAUDITED)


         The Partnership is involved in various other claims and legal proceedings incidental to its business. In the opinion of management, these claims and legal proceedings will not have a material adverse effect on the Partnership's consolidated financial position, results of operations or cash flows.

         The operations of the Partnership are subject to federal, state and local laws and regulations relating to protection of the environment. Although the Partnership believes its operations are in material compliance with applicable environmental regulations, risks of significant costs and liabilities are inherent in pipeline operations, and there can be no assurance that significant costs and liabilities will not be incurred. Moreover, it is possible that other developments, such as increasingly strict environmental laws and regulations and enforcement policies thereunder, and claims for damages to property or persons resulting from the operations of the pipeline system, could result in substantial costs and liabilities to the Partnership. The Partnership does not anticipate that changes in environmental laws and regulations will have a material adverse effect on its financial position, results of operations or cash flows in the near term.

         The Partnership and the Indiana Department of Environmental Management ("IDEM") have entered into an Agreed Order that will ultimately result in a remediation program for any on-site and off-site groundwater contamination attributable to the Partnership's operations at the Seymour, Indiana, terminal. A Feasibility Study, which includes the Partnership's proposed remediation program, has been approved by IDEM. IDEM is expected to issue a Record of Decision formally approving the remediation program. After the Record of Decision has been issued, the Partnership will enter into an Agreed Order for the continued operation and maintenance of the program. The Partnership has accrued $0.5 million at March 31, 2001 for future costs of the remediation program for the Seymour terminal. In the opinion of the Company, the completion of the remediation program will not have a material adverse impact on the Partnership's financial condition, results of operations or liquidity.

         The Partnership received a compliance order from the Louisiana Department of Environmental Quality ("DEQ") during 1994 relative to potential environmental contamination at the Partnership's Arcadia, Louisiana facility, which may be attributable to the operations of the Partnership and adjacent petroleum terminals of other companies. The Partnership and all adjacent terminals have been assigned to the Groundwater Division of DEQ, in which a consolidated plan will be developed. The Partnership has finalized a negotiated Compliance Order with DEQ that will allow the Partnership to continue with a remediation plan similar to the one previously agreed to by DEQ and implemented by the Company. In the opinion of the General Partner, the completion of the remediation program being proposed by the Partnership will not have a future material adverse impact on the Partnership.

         On October 16, 2000 the Partnership received a settlement notice from ARCO for payment of a net aggregate amount of approximately $12.9 million in post-closing adjustments related to the purchase of the ARCO assets. A large portion of the requested adjustment relates to ARCO's indemnity for payment of accrued income taxes. The Partnership is disputing a substantial portion of the adjustments. The Partnership does not believe that payment of any amount ultimately determined would have a material adverse impact on the Partnership's financial condition and results of operations.

         Substantially all of the petroleum products transported and stored by the Partnership are owned by the Partnership's customers. At March 31, 2001, the Partnership had approximately 14.5 million barrels of products in its custody owned by customers. The Partnership is obligated for the transportation, storage and delivery of such products on behalf of its customers. The Partnership maintains insurance adequate to cover product losses through circumstances beyond its control.

                             TEPPCO PARTNERS, L.P.

                                  (UNAUDITED)



NOTE 10. COMPREHENSIVE INCOME

         The table below reconciles reported net income to total comprehensive income for the three months ended March 31, 2001 (in thousands).


        Net income................................................ $   25,735
        Cumulative  effect  attributable  to  adoption of SFAS
             133 (see Note 2. New Accounting Pronouncements)......    (10,103)
        Hedge accounting for derivative instruments...............     (2,261)
                                                                   ----------
            Total comprehensive income............................ $   13,371
                                                                   ==========

         The accumulated balance of other comprehensive loss related to cash flow hedges is as follows (in thousands):


        Balance at December 31, 2000.............................. $       --
        Cumulative effect of accounting change....................    (10,103)
        Net losses on cash flow hedges............................     (3,076)
        Reclassification adjustments..............................        815
                                                                   ----------
        Balance at March 31, 2001................................. $  (12,364)
                                                                   ==========


NOTE 11. SUBSEQUENT EVENTS

         During the first quarter of 2001, Pennzoil-Quaker State Company ("Pennzoil") announced the sale of its Shreveport, Louisiana, refinery. As a result of the sale, it is anticipated that the refinery will stop refined products production. Effective April 1, 2001, Pennzoil and the Downstream Segment negotiated a settlement to terminate a long-term transportation agreement from the Shreveport origin point on the Downstream Segment's pipeline system. The terms of the settlement will result in income of approximately $18.9 million being recorded during the second quarter of 2001. The termination of the contract is expected to result in a loss of transportation revenue of approximately $7.7 million during 2001. The Partnership is evaluating various alternatives related to the reduced receipt volumes including making required system changes to allow for reversed product flow to make deliveries into the Shreveport market area. The Partnership has evaluated the impact of the contract termination on the related transportation assets in accordance with SFAS 121 "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of" and does not expect the contract termination to result in an impairment of the carrying value of the related transportation assets.

         On April 6, 2001, the Partnership's $475 million revolving credit agreement was amended to permit borrowings up to $500 million and to allow for letters of credit up to $20 million. The term of the revised credit agreement was extended to April 6, 2004. Additionally, on April 6, 2001, the Partnership entered into a 364-day, $200 million revolving credit agreement. The interest rate on this agreement will be based on the Partnership's option of either the lender's base rate plus a spread, or LIBOR plus a spread.

         On May 11, 1999, the Downstream Segment filed an application with the FERC requesting permission to charge market-based rates for substantially all refined products transportation tariffs. The Downstream Segment also filed a petition for waiver of the requirements that would otherwise have been imposed by the FERC's regulations requiring the Downstream Segment to reduce its rates in conformity with the PPI Index, pending the FERC's determination on its application for market-based rates. On June 30, 1999, the FERC granted the waiver stating that it was temporary in nature and that the Downstream Segment would be required to make refunds, with interest, of all amounts collected under rates in excess of the PPI Index ceiling level after July 1, 1999, if the Downstream Segment's application for market-based rates was ultimately denied. As a result of the refund obligation potential, the Partnership has deferred all revenue recognition of rates charged in excess of the PPI Index. On March 31, 2001, the amount deferred for possible rate refund, including interest totaled approximately $2.6 million.

                             TEPPCO PARTNERS, L.P.

                                  (UNAUDITED)


         On July 31, 2000, the FERC issued an order granting the Downstream Segment market-based rates in certain markets and set for hearing the Downstream Segment's application for market-based rates in the Little Rock, Arkansas; Shreveport-Arcadia, Louisiana; Cincinnati-Dayton, Ohio; and Memphis, Tennessee, destination markets and the Shreveport, Louisiana, origin market. After the matter was set for hearing, the Downstream Segment and the protesting shippers entered into a settlement agreement resolving their respective differences. On January 9, 2001, the presiding Administrative Law Judge assigned to the hearing determined that the offer of settlement provided resolution of issues set for hearing in the Downstream Segment pending case in a fair and reasonable manner and in the public interest and certified the offer of settlement. On April 25, 2001, the FERC issued an order approving the offer of settlement.

         As a result of the FERC approval of the settlement, the Downstream Segment will withdraw the application for market-based rates to the Little Rock, Arkansas, destination market and the Arcadia, Louisiana, destination in the Shreveport-Arcadia, Louisiana, destination market. The Downstream Segment also has agreed to recalculate rates to these destination markets to conform with the PPI Index from July 1, 1999, and make appropriate refunds. The refund obligation under the settlement as of March 31, 2001, was $1.0 million. As a result of the settlement, the Downstream Segment will recognize approximately $1.6 million of previously deferred transportation revenue in the second quarter of 2001.


NOTE 12.  SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

         In connection with the Partnership's filing of a shelf registration statement on Form S-3 with the Securities and Exchange Commission, TE Products Pipeline Company, Limited Partnership and TCTM, L.P., the Partnership's sole first-tier operating subsidiaries (the "Guarantor Subsidiaries"), may issue unconditional guarantees of senior or subordinated debt securities of the Partnership in the event that the Partnership issues such securities from time to time under the registration statement. In July 2001, the Partnership restructured the ownership of the general partner interests in these first-tier operating subsidiaries to cause them to be wholly-owned by the Partnership. If issued, the guarantees will be full, unconditional and joint and several. For purposes of the following consolidating information, the Partnership and Guarantor Subsidiaries investments in their respective subsidiaries are accounted for by the equity method of accounting.


                                                         TEPPCO       GUARANTOR
MARCH 31, 2001                                       PARTNERS, L.P.  SUBSIDIARIES
--------------                                       --------------  ------------
                                                            (IN THOUSANDS)
Assets
   Current assets .................................  $        2,758  $     38,313
   Property, plant and equipment - net ............              --       642,168
   Equity investments .............................         477,466       256,945
   Intercompany notes receivable ..................         409,369            --
   Other assets ...................................           4,802        17,072
                                                     --------------  ------------
      Total assets ................................  $      894,395  $    954,498
                                                     ==============  ============
 Liabilities and partners' capital
   Current liabilities ............................  $        8,695  $     39,516
   Long term debt .................................         413,000       389,791
   Intercompany notes payable .....................              --        39,861
   Other long term liabilities and minority
     interest .....................................           7,557         2,981
   Redeemable Class B Units held by related
     party ........................................         105,547            --
   Total partners' capital ........................         359,596       482,349
                                                     --------------  ------------
         Total liabilities and partners' capital ..  $      894,395  $    954,498
                                                     ==============  ============


                                                       NON-GUARANTOR  CONSOLIDATING
MARCH 31, 2001                                         SUBSIDIARIES    ADJUSTMENTS
--------------                                         -------------  --------------
                                                              (IN THOUSANDS)
Assets
   Current assets .................................    $     284,168  $       (7,001)
   Property, plant and equipment - net ............          327,749              --
   Equity investments .............................          229,957        (726,073)
   Intercompany notes receivable ..................               --        (409,369)
   Other assets ...................................           49,016            (803)
                                                       -------------  --------------
      Total assets ................................    $     890,890  $   (1,143,246)
                                                       =============  ==============
 Liabilities and partners' capital
   Current liabilities ............................    $     272,772  $       (7,801)
   Long term debt .................................               --              --
   Intercompany notes payable .....................          369,508        (409,369)
   Other long term liabilities and minority
     interest .....................................               --           4,883
   Redeemable Class B Units held by related
     party ........................................               --              --
   Total partners' capital ........................          248,610        (730,959)
                                                       -------------  --------------
         Total liabilities and partners' capital ..    $     890,890  $   (1,143,246)
                                                       =============  ==============

                                                          TEPPCO
                                                       PARTNERS, L.P.
MARCH 31, 2001                                          CONSOLIDATED
--------------                                         --------------
                                                       (IN THOUSANDS)
Assets
   Current assets .................................    $      318,238
   Property, plant and equipment - net ............           969,917
   Equity investments .............................           238,295
   Intercompany notes receivable ..................                --
   Other assets ...................................            70,087
                                                       --------------
      Total assets ................................    $    1,596,537
                                                       ==============
 Liabilities and partners' capital
   Current liabilities ............................    $      313,182
   Long term debt .................................           802,791
   Intercompany notes payable .....................                --
   Other long term liabilities and minority
     interest .....................................            15,421
   Redeemable Class B Units held by related
     party ........................................           105,547
   Total partners' capital ........................           359,596
                                                       --------------
         Total liabilities and partners' capital ..    $    1,596,537
                                                       ==============




                                                         TEPPCO       GUARANTOR
DECEMBER 31, 2000                                    PARTNERS, L.P.  SUBSIDIARIES
-----------------                                    --------------  ------------
                                                            (IN THOUSANDS)
Assets
   Current assets .................................  $        6,083  $     52,773
   Property, plant and equipment - net ............              --       640,657
   Equity investments .............................         420,433       202,811
   Intercompany notes receivable ..................         441,836            --
   Other assets ...................................           5,322        15,385
                                                     --------------  ------------
      Total assets ................................  $      873,674  $    911,626
                                                     ==============  ============
 Liabilities and Partners' Capital
   Current liabilities ............................  $        7,206  $     45,085
   Long term debt .................................         446,000       389,784
   Intercompany notes payable .....................              --        48,037
   Other long term liabilities and minority
     interest .....................................              --         3,991
   Redeemable Class B Units held by related
     party ........................................         105,411            --
   Total partners' capital ........................         315,057       424,729
                                                     --------------  ------------
      Total liabilities and partners' capital .....  $      873,674  $    911,626
                                                     ==============  ============

                                                       NON-GUARANTOR  CONSOLIDATING
DECEMBER 31, 2000                                      SUBSIDIARIES    ADJUSTMENTS
-----------------                                      -------------  --------------
                                                             (IN THOUSANDS)
Assets
   Current assets .................................    $     315,488  $      (10,947)
   Property, plant and equipment - net ............          309,048              --
   Equity investments .............................          236,232        (617,828)
   Intercompany notes receivable ..................               --        (441,836)
   Other assets ...................................           48,475          (1,122)
                                                       -------------  --------------
      Total assets ................................    $     909,243  $   (1,071,733)
                                                       =============  ==============
 Liabilities and Partners' Capital
   Current liabilities ............................    $     318,049  $      (12,069)
   Long term debt .................................               --              --
   Intercompany notes payable .....................          393,799        (441,836)
   Other long term liabilities and minority
     interest .....................................               --           4,296
   Redeemable Class B Units held by related
     party ........................................               --              --
   Total partners' capital ........................          197,395        (622,124)
                                                       -------------  --------------
      Total liabilities and partners' capital .....    $     909,243  $   (1,071,733)
                                                       =============  ==============

                                                           TEPPCO
                                                       PARTNERS, L.P.
DECEMBER 31, 2000                                       CONSOLIDATED
-----------------                                      --------------
                                                       (IN THOUSANDS)
Assets
   Current assets .................................    $      363,397
   Property, plant and equipment - net ............           949,705
   Equity investments .............................           241,648
   Intercompany notes receivable ..................                --
   Other assets ...................................            68,060
                                                       --------------
      Total assets ................................    $    1,622,810
                                                       ==============
 Liabilities and Partners' Capital
   Current liabilities ............................    $      358,271
   Long term debt .................................           835,784
   Intercompany notes payable .....................                --
   Other long term liabilities and minority
     interest .....................................             8,287
   Redeemable Class B Units held by related
     party ........................................           105,411
   Total partners' capital ........................           315,057
                                                       --------------
      Total liabilities and partners' capital .....    $    1,622,810
                                                       ==============

THREE MONTHS ENDED            TEPPCO       GUARANTOR    NON-GUARANTOR
MARCH 31, 2001            PARTNERS, L.P.  SUBSIDIARIES  SUBSIDIARIES
------------------------- --------------  ------------  -------------
                                         (IN THOUSANDS)
Operating revenues ...... $           --  $     62,301  $     722,934
Costs and expenses ......             --        34,020        714,909
                          --------------  ------------  -------------
  Operating income ......             --        28,281          8,025
                          --------------  ------------  -------------
Interest expense - net ..         (9,372)       (7,624)        (8,325)
Equity earnings .........         25,735         5,048          5,206
Other income - net ......          9,372           292            142
                          --------------  ------------  -------------
  Income before
    minority interest ...         25,735        25,997          5,048
Minority interest .......             --            --             --
                          --------------  ------------  -------------
  Net income ............ $       25,735  $     25,997  $       5,048
                          ==============  ============  =============

                                              TEPPCO
THREE MONTHS ENDED         CONSOLIDATING   PARTNERS, L.P.
MARCH 31, 2001              ADJUSTMENTS    CONSOLIDATED
-------------------------  --------------  --------------
                                   (IN THOUSANDS)
Operating revenues ......  $           --  $      785,235
Costs and expenses ......              --         748,929
                           --------------  --------------
  Operating income ......              --          36,306
                           --------------  --------------
Interest expense - net ..           9,372         (15,949)
Equity earnings .........         (30,783)          5,206
Other income - net ......          (9,372)            434
                           --------------  --------------
  Income before
    minority interest ...         (30,783)         25,997
Minority interest .......            (262)           (262)
                           --------------  --------------
  Net income ............  $      (31,045) $       25,735
                           ==============  ==============




THREE MONTHS ENDED             TEPPCO       GUARANTOR    NON-GUARANTOR
MARCH 31, 2000             PARTNERS, L.P.  SUBSIDIARIES  SUBSIDIARIES
-------------------------  --------------  ------------  -------------
                                          (IN THOUSANDS)
Operating revenues ......  $           --  $     61,955  $     688,737
Costs and expenses ......              --        34,719        685,206
                           --------------  ------------  -------------
  Operating income ......              --        27,236          3,531
                           --------------  ------------  -------------
Interest expense - net ..              --        (6,679)          (745)
Equity earnings .........          23,881         2,988             --
Other income - net ......              --           580            202
                           --------------  ------------  -------------
  Income before
    minority interest ...          23,881        24,125          2,988
Minority interest .......              --            --             --
                           --------------  ------------  -------------
  Net income ............  $       23,881  $     24,125  $       2,988
                           ==============  ============  =============

                                               TEPPCO
THREE MONTHS ENDED          CONSOLIDATING   PARTNERS, L.P.
MARCH 31, 2000               ADJUSTMENTS    CONSOLIDATED
-------------------------   --------------  --------------
                                   (IN THOUSANDS)
Operating revenues ......   $           --  $      750,692
Costs and expenses ......               --         719,925
                            --------------  --------------
  Operating income ......               --          30,767
                            --------------  --------------
Interest expense - net ..               --          (7,424)
Equity earnings .........          (26,869)             --
Other income - net ......               --             782
                            --------------  --------------
  Income before
    minority interest ...          (26,869)         24,125
Minority interest .......             (244)           (244)
                            --------------  --------------
  Net income ............   $      (27,113) $       23,881
                            ==============  ==============


                                                   TEPPCO       GUARANTOR    NON-GUARANTOR
THREE MONTHS ENDED MARCH 31, 2001              PARTNERS, L.P.  SUBSIDIARIES   SUBSIDIARIES
---------------------------------              --------------  ------------  -------------
                                                              (IN THOUSANDS)

Cash flows from operating activities
  Net income .................................    $ 25,735       $ 25,997       $  5,048
    Adjustments to reconcile net income to
     net cash provided by operating
     activities:
      Depreciation and amortization ..........          --          6,673          3,234
      Equity earnings, net of distributions ..      (1,953)         4,515          6,275
      Changes in assets and liabilities
         and other ...........................          (1)        (4,019)       (16,093)
                                                  --------       --------       --------
Net cash provided by operating activities ....      23,781         33,166         (1,536)
                                                  --------       --------       --------

Cash flows from investing activities .........     (22,139)       (10,132)       (21,455)

Cash flows from financing activities .........      (1,642)       (32,200)        21,873
                                                  --------       --------       --------
Net decrease in cash and cash equivalents ....          --         (9,166)        (1,118)

Cash and cash equivalents at beginning of
  period .....................................          --          9,166         17,930
                                                  --------       --------       --------
Cash and cash equivalents at end of period ...    $     --       $     --       $ 16,812
                                                  ========       ========       ========

                                                                TEPPCO
                                              CONSOLIDATING  PARTNERS, L.P.
THREE MONTHS ENDED MARCH 31, 2001              ADJUSTMENTS    CONSOLIDATED
---------------------------------              ------------  --------------
                                                    (IN THOUSANDS)

Cash flows from operating activities
  Net income .................................  $(31,045)       $ 25,735
    Adjustments to reconcile net income to
     net cash provided by operating
     activities:
      Depreciation and amortization ..........        --           9,907
      Equity earnings, net of distributions ..    (2,537)          6,300
      Changes in assets and liabilities
         and other ...........................       796         (19,317)
                                                --------        --------
Net cash provided by operating activities ....   (32,786)         22,625
                                                --------        --------

Cash flows from investing activities .........    22,139         (31,587)

Cash flows from financing activities .........    10,647          (1,322)
                                                --------        --------
Net decrease in cash and cash equivalents ....        --         (10,284)

Cash and cash equivalents at beginning of
  period .....................................        --          27,096
                                                --------        --------
Cash and cash equivalents at end of period ...  $     --        $ 16,812
                                                ========        ========


                                                  TEPPCO       GUARANTOR     NON-GUARANTOR
THREE MONTHS ENDED MARCH 31, 2000              PARTNERS, L.P. SUBSIDIARIES   SUBSIDIARIES
---------------------------------              -------------- ------------   -------------
                                                                            (IN THOUSANDS)

Cash flows from operating activities
  Net Income .................................   $ 23,881       $ 24,125       $  2,988
    Adjustments to reconcile net income to
     net cash provided by operating
     activities:
      Depreciation and amortization ..........         --          6,279          1,968
      Equity earnings, net of distributions ..     (5,761)         4,112             --
      Changes in assets and liabilities
         and other ...........................         --           (609)        (2,915)
                                                 --------       --------       --------
Net cash provided by operating activities ....     18,120         33,907          2,041
                                                 --------       --------       --------

Cash flows from investing activities .........         --        (14,788)        (3,225)

Cash flows from financing activities .........    (18,120)         1,695         (7,178)
                                                 --------       --------       --------
Net increase (decrease) in cash and cash
  equivalents ................................         --         20,814         (8,362)
Cash and cash equivalents at beginning of
  period .....................................         --         16,284         16,309
                                                 --------       --------       --------
Cash and cash equivalents at end of period ...   $     --       $ 37,098       $  7,947
                                                 ========       ========       ========

                                                                  TEPPCO
                                               CONSOLIDATING   PARTNERS, L.P.
THREE MONTHS ENDED MARCH 31, 2000               ADJUSTMENTS    CONSOLIDATED
---------------------------------              -------------   --------------
                                                     (IN THOUSANDS)

Cash flows from operating activities
  Net Income .................................   $(27,113)       $ 23,881
    Adjustments to reconcile net income to
     net cash provided by operating
     activities:
      Depreciation and amortization ..........         --           8,247
      Equity earnings, net of distributions ..      1,571             (78)
      Changes in assets and liabilities
         and other ...........................        244          (3,280)
                                                 --------        --------
Net cash provided by operating activities ....    (25,298)         28,770
                                                 --------        --------

Cash flows from investing activities .........         --         (18,013)

Cash flows from financing activities .........     25,298           1,695
                                                 --------        --------
Net increase (decrease) in cash and cash
  equivalents ................................         --          12,452
Cash and cash equivalents at beginning of
  period .....................................         --          32,593
                                                 --------        --------
Cash and cash equivalents at end of period ...   $     --        $ 45,045
                                                 ========        ========